                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                                   dated as of

                                 August 4, 1999,

                  as Amended and Restated as of April 3, 2000,

                                      among

                            SCG HOLDING CORPORATION,

                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,
                                  as Borrower,

                            The Lenders Party Hereto,

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                           as Co-Documentation Agent,

                           DLJ CAPITAL FUNDING, INC.,
                           as Co-Documentation Agent,


                                       and


                          LEHMAN COMMERCIAL PAPER INC.,
                            as Co-Documentation Agent


                             CHASE SECURITIES INC.,
                                   as Arranger

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  Definitions

SECTION 1.01.  Defined Terms ..............................................  1
SECTION 1.02.  Classification of Loans and Borrowings ..................... 27
SECTION 1.03.  Terms Generally ............................................ 27
SECTION 1.04.  Accounting Terms:GAAP ...................................... 27
SECTION 1.05.  Interim Financial Calculations ............................. 28


                                   ARTICLE II

                                  The Credits

SECTION 2.01.  Commitments ................................................ 28
SECTION 2.02.  Loans and Borrowings ....................................... 29
SECTION 2.03.  Requests for Borrowings .................................... 29
SECTION 2.04.  Swingline Loans ............................................ 30
SECTION 2.05.  Letters of Credit .......................................... 31
SECTION 2.06.  Funding of Borrowings ...................................... 35
SECTION 2.07.  Interest Elections ......................................... 36
SECTION 2.08.  Termination and Reduction of Commitments ................... 37
SECTION 2.09.  Repayment of Loans; Evidence of Debt ....................... 38
SECTION 2.10.  Amortization of Term Loans ................................. 39
SECTION 2.11.  Prepayment of Loans ........................................ 42
SECTION 2.12.  Fees ....................................................... 44
SECTION 2.13.  Interest ................................................... 45
SECTION 2.14.  Alternate Rate of Interest ................................. 46
SECTION 2.15.  Increased Costs ............................................ 46
SECTION 2.16.  Break Funding Payments ..................................... 47
SECTION 2.17.  Taxes ...................................................... 48
SECTION 2.18.  Payments Generally; Pro Rata Treatment;
                  Sharing of Set-offs ..................................... 49
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders ............. 51


                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers ....................................... 51
SECTION 3.02.  Authorization; Enforceablility ............................. 52
SECTION 3.03.  Governmental Approvals; No Conflicts ....................... 52
SECTION 3.04.  Financial Condition; No Material Adverse Change ............ 52
SECTION 3.05.  Properties ................................................. 53
SECTION 3.06.  Litigation and Environmental Matters ....................... 54

                                                                  Contents, p. 2

SECTION 3.07.  Compliance with Laws and Agreements........................... 54
SECTION 3.08.  Investment and Holding Company Status......................... 54
SECTION 3.09.  Taxes......................................................... 54
SECTION 3.10.  ERISA......................................................... 54
SECTION 3.11.  Disclosure.................................................... 55
SECTION 3.12.  Subsidiaries.................................................. 55
SECTION 3.13.  Insurance..................................................... 55
SECTION 3.14.  Labor Matters................................................. 55
SECTION 3.15.  Solvency...................................................... 56
SECTION 3.16.  Senior Indebtedness........................................... 56
SECTION 3.17.  Year 2000..................................................... 56
SECTION 3.18.  Acquisition................................................... 56


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Restatement Effective Date.................................... 56
SECTION 4.02.  Each Credit Event............................................. 59


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information.................... 60
SECTION 5.02.  Notices of Material Events.................................... 61
SECTION 5.03.  Information Regarding Collateral.............................. 61
SECTION 5.04.  Existence: Conduct of Business................................ 62
SECTION 5.05.  Payment of Obligations........................................ 62
SECTION 5.06.  Maintenance of Properties..................................... 62
SECTION 5.07.  Insurance..................................................... 62
SECTION 5.08.  Casualty and Condemnation..................................... 63
SECTION 5.09.  Books and Records: Inspection and Audit Rights................ 63
SECTION 5.10.  Compliance with Laws.......................................... 63
SECTION 5.11.  Use of Proceeds and Letters of Credit......................... 63
SECTION 5.12.  Additional Subsidiaries....................................... 63
SECTION 5.13.  Further Assurances............................................ 64
SECTION 5.14.  Interest Rate Protection...................................... 64


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness: Certain Equity Services......................... 64
SECTION 6.02.  Liens......................................................... 66
SECTION 6.03.  Fundamental Changes........................................... 67
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions..... 68
SECTION 6.05.  Asset Sales................................................... 70

                                                                  Contents, p. 3


SECTION 6.06. Sale and Leaseback Transactions ............................... 71
SECTION 6.07. Hedging Agreements ............................................ 71
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness ......... 71
SECTION 6.09. Transactions with Affiliates .................................. 72
SECTION 6.10. Restrictive Agreements ........................................ 73
SECTION 6.11. Amendment of Material Documents ............................... 73
SECTION 6.12. Interest Expense Coverage Ratio ............................... 74
SECTION 6.13. Leverage Ratio ................................................ 74
SECTION 6.14. Capital Expenditures .......................................... 74


                                  ARTICLE VII

                               Events of Default

SECTION 7.01. Events of Default ............................................. 75
SECTION 7.02. Exclusive of Immaterial Subsidiaries .......................... 77


                                  ARTICLE VIII

                            The Administrative Agent



                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01. Notices ....................................................... 79
SECTION 9.02. Waivers; Amendments ........................................... 80
SECTION 9.03. Expenses; Indemnity; Damage Waiver ............................ 81
SECTION 9.04. Successors and Assigns ........................................ 83
SECTION 9.05. Survival ...................................................... 85
SECTION 9.06. Counterparts; Integration; Effectiveness ...................... 86
SECTION 9.07. Severability .................................................. 86
SECTION 9.08. Right of Setoff ............................................... 86
SECTION 9.09. GOVERNING LAW: JURISDICTION: CONSENT TO SERVICE OF PROCESS..... 86
SECTION 9.10. WAIVER OF JURY TRIAL .......................................... 87
SECTION 9.11. Headings ...................................................... 87
SECTION 9.12. Confidentiality ............................................... 87
SECTION 9.13. Interest Rate Limitation ...................................... 88
SECTION 9.14. Original Credit Agreement; Effectiveness of Amendment
                and Restatement.............................................. 89
SECTION 9.15. Additional Provisions for Tranche D Lenders ................... 89

                                                                          Page

SCHEDULES:

Schedule 1.01     --    Mortgaged Properties
Schedule 1.01(b)  --    Restatement Mortgaged Properties
Schedule 2.01     --    Commitments
Schedule 3.05     --    Real Property
Schedule 3.06     --    Disclosed Matters
Schedule 3.12     --    Subsidiaries
Schedule 3.13     --    Insurance
Schedule 6.01     --    Existing Indebtedness
Schedule 6.02     --    Existing Liens
Schedule 6.04     --    Existing Investments
Schedule 6.10     --    Existing Restrictions


EXHIBITS:

Exhibit A         --    Form of Assignment and Acceptance
Exhibit B-1       --    Form of Opinion of Borrower's Counsel
Exhibit B-2       --    Form of Opinion of Local Counsel
Exhibit C         --    Guarantee Agreement
Exhibit D         --    Indemnity, Subrogation and Contribution Agreement
Exhibit E         --    Pledge Agreement
Exhibit F         --    Security Agreement
Exhibit G         --    Collateral Assignment
Exhibit H         --    Form of Reaffirmation Agreement

                             CREDIT AGREEMENT dated as of August 4, 1999,
                    as amended and restated as of April 3, 2000 (this "Agreement"), among SCG HOLDING CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as administrative agent, collateral agent and syndication agent hereunder, and CREDIT LYONNAIS NEW YORK BRANCH, DLJ CAPITAL FUNDING, INC. and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents hereunder.

         The parties hereto agree as follows:

- As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" means the acquisition pursuant to the Acquisition Agreement by the Borrower of all the outstanding capital stock of Cherry Semiconductor for a purchase price not to exceed $250,000,000 and the other transactions contemplated by the Acquisition Agreement and the documents related thereto.

         "Acquisition Agreement" means the Stock Purchase Agreement dated as of March 8, 2000, between the Borrower, Holdings and the Seller.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day (a) with respect to any Tranche B Term Loan, (i) 2.50% per annum, in the case of an ABR Loan, or (ii) 3.50% per annum, in the case of a Eurodollar Loan, (b) with respect to any Tranche C Term Loan, (i) 2.75% per annum, in the case


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

of an ABR Loan, or (ii) 3.75% in the case of a Eurodollar Loan, (c) with respect to any Tranche D Term Loan, (i) 2.00%, in the case of an ABR Loan or (ii) 3.00%, in the case of a Eurodollar Loan and (d) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01(a), of Holdings's consolidated financial statements for Holdings's fiscal year ending on December 31, 1999, the "Applicable Rate" for purposes of clause (d) above shall be the applicable rate per annum set forth below in Category 1:

===========================================================================================================
                                       ABR                Eurodollar                Commitment Fee
        Leverage Ratio:              Spread                 Spread                       Rate
===========================================================================================================
          Category 1                  2.00%                 3.00%                       0.50%
 Greater than or equal to 3.00
            to 1.00
===========================================================================================================
          Category 2                  1.75%                 2.75%                       0.50%
 Greater than or equal to 2.50
 to 1.00 and less than 3.00 to
             1.00
===========================================================================================================
          Category 3                  1.50%                 2.50%                       0.50%
 Greater than or equal to 2.00
 to 1.00 and less than 2.50 to
             1.00
===========================================================================================================
          Category 4                  1.25%                 2.25%                       0.50%
    Less than 2.00 to 1.00
===========================================================================================================

         For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Holdings's fiscal year based upon Holdings's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders if Holdings fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

         "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States, provided that if, as a result of any change in any law, rule or


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

regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Semiconductor Components Industries, LLC, a Delaware limited liability company.

         "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, provided that the term "Capital Expenditures" (i) shall be net of landlord construction allowances, (ii) shall not include expenditures made in connection with the repair or restoration of assets with insurance or condemnation proceeds and
(iii) shall not include the purchase price of equipment to the extent consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Certificate of Designation" means the certificate of designations of Holdings with respect to the Cumulative Preferred Stock.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interest in Borrower; (b) prior to an IPO, the failure by TPG to own (and retain the right to vote), directly or indirectly, beneficially and of record, Equity Interests in Holdings representing greater than 40% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) after an IPO, the failure by TPG to own (and retain the right to vote), directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 15% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings;
(d) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate equity value of Holdings than owned, directly or indirectly, beneficially and of record, by TPG; (e) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; or (f) the occurrence of a "Change of Control", as defined in the Subordinated Debt Documents.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority first made or issued after the Effective Date.

         "Cherry Semiconductor" means Cherry Semiconductor Corporation, a Rhode Island corporation.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

         "Collateral Agent" means the "Collateral Agent", as defined in any applicable Security Document.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement, the Collateral Assignment and the Security Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date (including, as of the Restatement Effective Date, pursuant to the Acquisition and the other Restatement Transactions), a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned directly by or directly on behalf of any Loan Party (including, as of the Restatement Effective Date, after giving effect to the Restatement Transactions), shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting stock of any Foreign Subsidiary and shall not be required to pledge any Equity Interests in any Foreign Joint Venture Company to the extent that such a pledge is prohibited by the constitutive documents of such Foreign Joint Venture Company or applicable law) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank; provided that the requirements of this paragraph (c) shall not apply to the extent the Administrative Agent has waived compliance with Section 2(b) of the Pledge Agreement and the Required Lenders have consented to such waiver;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto), after giving effect to the Restatement Transactions and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge

         Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

                  (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgage Property and amendments to each such Mortgage providing that the Tranche D Term Loans (in addition to the other Obligations) shall be secured by a Lien on such Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, (ii) counterparts of a Mortgage with respect to each Restatement Mortgaged Property signed on behalf of the record owner of such real property, (iii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property or Restatement Mortgaged Property, as the case may be, described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property or Restatement Mortgaged Property, as the case may be; and

                  (f) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Collateral Assignment" means the Collateral Assignment, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit G, between the Borrower and the Collateral Agent.

         "Commitment" means a Revolving Commitment, Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or Tranche D Commitment or any combination thereof (as the context requires).

         "Consolidated Cash Interest Expense" means, for any period (subject to Section 1.05), the excess of (a) the sum of (i) the interest expense (including
(i) the aggregate amount of accrued letter of credit fees and (ii) imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, (iii) the amount of cash dividends paid on any preferred stock by Holdings during such period and (iv) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest or dividends payable in kind for such period (including with respect to the Junior Subordinated Note or the Cumulative Preferred Stock).

         "Consolidated EBITDA" means, for any period (subject to Section 1.05), Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) the aggregate amount of letter of credit fees accrued during such period, (v) all extraordinary charges during such period,
(vi) noncash expenses during such period resulting from the grant of stock options to management and employees of Holdings, the Borrower or any of the Subsidiaries, (vii) the aggregate amount of deferred financing expenses for such period, (viii) all other noncash expenses or losses of Holdings, the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period),
(ix) any non-recurring fees, expenses or charges realized by Holdings, the Borrower or any of the Subsidiaries for such period related to any offering of capital stock or incurrence of Indebtedness and (x) noncash dividends on the Cumulative Preferred Stock and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) all noncash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), all determined on a consolidated basis in accordance with GAAP. For purposes of calculating the Leverage Ratio as of any date, if the Borrower or any consolidated Subsidiary has made any Permitted Acquisition or sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the period of four consecutive fiscal quarters ending on the date on which the most recent fiscal quarter ended, Consolidated EBITDA for the relevant period for testing compliance shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition of assets outside of the ordinary course of business (and any related incurrence, repayment or assumption of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of the relevant period for testing compliance.

         "Consolidated Net Income" means, for any period, the net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person (other than a consolidated Subsidiary) in which any other Person (other than Holdings, the Borrower or any consolidated Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the consolidated Subsidiaries by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with the Borrower or any consolidated Subsidiary or the date on which such Person's assets are acquired by the Borrower or any consolidated Subsidiary.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

         "Cumulative Preferred Stock" means the 12% Cumulative Preferred Stock of Holdings with an aggregate liquidation preference on the Effective Date of $209,000,000.

         "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Documentation Agents" means Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., in their capacity as co-documentation agents hereunder.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means August 4, 1999, the date on which the conditions specified in Section 4.01 of the Original Credit Agreement were satisfied.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or restoration of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Contribution" means the contribution by TPG of not less than $337,500,000 to the Investor.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of Holdings, the Borrower and the consolidated Subsidiaries increased during such fiscal year; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of Holdings, the Borrower and the consolidated Subsidiaries decreased during such fiscal year; minus

                  (e) Capital Expenditures for such fiscal year (except (i) to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or (ii) Capital Expenditures made pursuant to the first proviso to Section 2.11(c) or the proviso to the first paragraph of Section 6.14); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and the consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(a), 2.11(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

                  (g) the aggregate amount of all prepayments of Revolving Loans made during such period to the extent accompanying reductions of the total Revolving Commitments.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) doing business, income or franchise taxes imposed on (or measured by) its net income, capital or any similar alternate basis by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

         "Financing Transactions" means the transactions undertaken by Holdings, the Borrower and the Subsidiary Loan Parties in connection with the execution and delivery of the Original Credit Agreement and the Subordinated Debt Documents, the issuance of the Subordinated Debt, the issuance by the Borrower of the Junior Subordinated Note and the borrowing of the initial Loans.

         "Foreign Joint Venture Companies" (i) Leshan-Phoenix Semiconductor Co., Ltd., an entity existing under the laws of the People's Republic of China, (ii) SMP, (iii) Tesla Sezam, a.s., a corporation existing under the laws of the Czech Republic, and (iv) Terosil, a.s., a corporation existing under the laws of the Czech Republic.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Funded Indebtedness" means, as of any date, (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date (other than any Indebtedness with respect to which the Borrower is not obligated to pay or accrue any cash interest expense as of such date), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, and (b) the aggregate amount of any Guarantee by Holdings, the Borrower or any Subsidiary of any such Indebtedness of any other Person.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" means the Guarantee Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit C, among Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Holdings" means SCG Holding Corporation, a Delaware corporation.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term "Indebtedness" shall not include (a) obligations under Hedging Agreements or (b) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, entered into in connection with the Original Credit

Agreement, attached hereto as Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

         "Information Memorandum" means the Confidential Information Memorandum dated March 2000, as modified or supplemented prior to the Restatement Effective Date, relating to the Borrower and the Restatement Transactions.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investor" means TPG Semiconductor Holdings LLC, a Delaware limited liability company that is wholly owned by TPG.

         "IPO" means a bona fide underwritten initial public offering of voting common stock of Holdings as a direct result of which at least 10% of the aggregate voting common stock of Holdings (calculated on a fully diluted basis after giving effect to all options to acquire voting common stock of Holdings then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than TPG, the Investor, Holdings and their respective Affiliates (including, in the case of Holdings, all directors, officers and employees of Holdings, the Borrower and any Subsidiary).

         "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Joint Venture Holding Companies" means SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation and SCG (China) Holding Corporation, each a Delaware corporation.

         "Junior Subordinated Note" means the 10% Junior Subordinated Note due 2011 of the Borrower.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Leshan JV Agreement" means the Joint Venture Contract dated as of March 1, 1995, by and between Leshan Radio Company, Ltd. and Motorola International Development Corporation.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Leverage Ratio" means, on any date, the ratio of (a) Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date).

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

         "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

         "Loan Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Loans" means the loans made and the loans continued by the Lenders to the Borrower pursuant to this Agreement.

         "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, financial condition or prospects of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) any material rights of or benefits available to the Lenders under the Loan Documents.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property or Restatement Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

         "Motorola" means Motorola, Inc., a Delaware corporation.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds in excess of $1,000,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including underwriting discounts and commissions and collection expenses) paid or payable by Holdings, the Borrower and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of Receivables or Related Property (or any interest therein) pursuant to any Permitted Receivables Financing shall not be deemed to constitute Net Proceeds except to the extent that such sale, transfer or other disposition (a) is the initial sale, transfer or other disposition of Receivables or Related Property (or any interest therein) in connection with the establishment of such Permitted Receivables Financing or (b) occurs in connection with an increase in the aggregate outstanding amount of such Permitted Receivables Financing over the aggregate outstanding amount of such Permitted Receivables Financing at the time of such initial sale, transfer or other disposition.

         "Net Working Capital" means, at any date, (a) the consolidated current assets and non-current deferred income tax assets of Holdings, the Borrower and the consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities and non-current deferred income tax liabilities of Holdings, the Borrower and the consolidated Subsidiaries as of such date (excluding current liabilities that constitute Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Obligations" has the meaning assigned to such term in the Security Agreement.

         "Original Credit Agreement" means the Credit Agreement dated as of August 4, 1999, among Holdings, the Borrower, the Lenders party thereto, The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent, Collateral Agent and syndication agent and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper, as co-documentation agents thereunder.

         "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Borrower and the Administrative Agent.

         "Permitted Acquisition" means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Borrower or any consolidated Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the principal business of such Person shall be reasonably related to a business in which the Borrower and the Subsidiaries were engaged on the Effective Date, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Subsidiary Loan Party and all of the Equity Interests of such Subsidiary Loan Party shall be owned directly by the Borrower or a consolidated Subsidiary Loan Party and all actions required to be taken with respect to such acquired or newly formed Subsidiary Loan Party under Sections 5.12 and 5.13 shall have been taken, (d) Holdings, the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to any cost savings other than those actually realized as of the date of such acquisition), with the covenants contained in Sections 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (e) Holdings has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with
         Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens (other than Liens on Collateral) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located;

                  (h) any interest or title of a lessor under any lease permitted by this Agreement;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (j) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (b) investments in commercial paper maturing not more than one year after the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts and overnight bank deposits issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America that has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign-currency equivalent thereof);

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above or clause (e) or (f) below and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's; and

                  (g) investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

         "Permitted Receivables Financing" means any financing pursuant to which
(a) the Borrower or any Subsidiary sells, conveys or otherwise transfers to a Receivables Subsidiary, in "true sale" transactions, and (b) such Receivables Subsidiary sells, conveys or otherwise transfers to any other Person or grants a security interest to any other Person in, any Receivables (whether now existing or hereafter acquired) of the Borrower or any Subsidiary or any undivided interest therein, and any assets related thereto (including all collateral securing such Receivables), all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, provided that the board of directors of Holdings shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to Holdings, the Borrower and the Subsidiaries, taken as a whole.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the Pledge Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit E, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Permitted Receivables Financing or a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, including any Equity Interest owned by it, other than (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Borrower; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

                  (c) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Reaffirmation Agreement" means the Reaffirmation Agreement, substantially in the form of Exhibit H, among the Loan Parties under the Original Credit Agreement and The Chase Manhattan Bank, in its capacity as Administrative Agent or Collateral Agent, as applicable, under the Collateral Assignment, the Pledge Agreement, the Security Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

         "Recapitalization" means (a) the recapitalization of Holdings in accordance with the Recapitalization Agreement pursuant to which the Investor will acquire approximately 91% of the common stock of Holdings and (b) the related transactions contemplated by the Recapitalization Agreement.

         "Recapitalization Agreement" means the Agreement and Plan of Recapitalization and Merger dated as of May 11, 1999, among Motorola, Holdings, the Borrower, the Investor and TPG Semiconductor Acquisition Corp., as amended.

         "Recapitalization Documents" means the Recapitalization Agreement, the Reorganization Agreement and the Transition Agreements.

         "Receivable" means the Indebtedness and payment obligations of any Person to the Borrower or any of the Subsidiaries or acquired by the Borrower or any of the Subsidiaries (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by the Borrower or any Subsidiary or the Person from which such Indebtedness and payment obligation were acquired by the Borrower or any of the Subsidiaries, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

         "Receivables Subsidiary" means a corporation or other entity that is a newly formed, wholly owned, bankruptcy-remote, special purpose subsidiary of Holdings, the Borrower or any wholly owned Subsidiary (a) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business (including servicing of Receivables), (b) that is designated by the board of directors of the Borrower (as provided below) as a Receivables Subsidiary, (c) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (i) is Guaranteed by Holdings, the Borrower or any Subsidiary (other than pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings and other than any obligation to sell or transfer Receivables or (iii) subjects any property or asset of Holdings, the Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (d) with which none of Holdings, the Borrower or any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Permitted Receivables Financing) other than on terms no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing Receivables, and (e) to which none of Holdings, the Borrower or any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Upon any such designation, a Financial Officer of the Borrower shall deliver a certificate to the Administrative Agent certifying (a) the resolution of the board of directors of the Borrower giving effect to such designation, (b) that, to the best of such officer's knowledge and belief after consulting with counsel, such designation complied with the foregoing conditions, (c) that after giving effect to such designation (including any Indebtedness permitted to exist in connection with such designation), Holdings and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.12 and 6.13 and (d) immediately after giving effect to such designation, no Default shall have occurred and be continuing.

         "Register" has the meaning set forth in Section 9.04(c).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Related Property" shall mean, with respect to each Receivable:

                  (a) all the interest of the Borrower or any Subsidiary in the goods, if any, sold and delivered to an obligor relating to the sale that gave rise to such Receivable,

                  (b) all other security interests or Liens, and the interest of the Borrower or any Subsidiary in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an obligor describing any collateral securing such Receivable and

                  (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable,

in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of Indebtedness or security and the proceeds thereof.

         "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

         "Reorganization Agreement" means the Reorganization Agreement dated as of May 11, 1999, by and among Motorola, Holdings and the Borrower, as amended.

         "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

         "Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Restatement Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party as a result of the Acquisition and identified on Schedule 1.01(b).

         "Restatement Transactions" means the Acquisition and the Loan Transactions entered into in connection with the Tranche D Facility.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

         "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

         "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 (as of the Restatement Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $150,000,000.

         "Revolving Exposure" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans and
(b) such Lender's LC Exposure and Swingline Exposure at such time.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "Revolving Loan" means a Loan made pursuant to clause (b) of Section
2.01 (or, if made prior to the Restatement Effective Date, pursuant to clause
(d) of Section 2.01 of the Original Credit Agreement).

         "Revolving Maturity Date" means the earlier of (a) August 4, 2005, or, if such day is not a Business Day, the next preceding Business Day and (b) the date of the repayment in full of the Tranche A Term Loans.

         "SCG Restructuring" means the restructuring of the business of the Borrower and the Subsidiaries described in Section 3 of the Information Memorandum.

         "S&P" means Standard & Poor's Rating Service.

         "SMP" means Surface Mount Products Malaysia Sendirian Berhad, a Malaysian private limited liability company.

         "SMP JV Agreement" means the Joint Venture Agreement dated as of July 31, 1992, and August 17, 1992, by and between Motorola and Philips Semiconductors International B.V.

         "Secured Parties" has the meaning assigned to such term in the Security Agreement.

         "Security Agreement" means the Security Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit F, among the Borrower, Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "Seller" means The Cherry Corporation, a Delaware corporation.

         "Security Documents" means the Security Agreement, the Collateral Assignment, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.12 or 5.13 to secure any of the Obligations.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into at any time by Holdings, the Borrower or any Subsidiary that are reasonably customary in an accounts receivable transaction.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Debt" means the Senior Subordinated Notes due 2009 issued by Holdings and the Borrower as co-issuers on the Effective Date in the aggregate principal amount of $400,000,000 and the Indebtedness represented thereby (including the Note Guarantees, Exchange Notes (each as defined in Subordinated Debt Documents), guarantees of Exchange Notes and any replacement Notes).

         "Subordinated Debt Documents" means the indenture under which the Subordinated Debt was issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than

50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of Holdings other than the Borrower. Without limiting the generality of the definition of the term "subsidiary", it is understood and agreed that each of (a) Tesla Sezam, a.s., a corporation existing under the laws of the Czech Republic, (b) Terosil, a.s., a corporation existing under the laws of the Czech Republic, (c) Slovakia Electronic Industries, a.s., a corporation existing under the laws of Slovakia, and (d) Leshan-Phoenix Semiconductor Co., Ltd., an entity existing under the laws of the People's Republic of China, is a subsidiary of Holdings as of the Effective Date.

         "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary or a Receivables Subsidiary.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04.

         "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Loans" means Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "TPG" means TPG Partners II, L.P. and its Affiliates, provided that no such Affiliate shall be deemed a member of TPG to the extent it ceases to be Controlled by, or under common Control with, TPG Partners II, L.P.

         "Tranche", when used in reference to any Borrowings, refers to whether such Borrowings consist of Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans.

         "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Term Loans pursuant to clause (a) of Section 2.01 of the Original Credit Agreement. The initial aggregate amount of the Lenders' Tranche A Commitments was $200,000,000.

         "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

         "Tranche A Maturity Date" means August 4, 2005, or, if such day is not a Business Day, the next preceding Business Day.

         "Tranche A Term Loan" means a Loan made on or after the Effective Date pursuant to clause (a) of Section 2.01 of the Original Credit Agreement. The aggregate principal amount of Tranche A Term Loans outstanding on the Restatement Effective Date is $125,500,000.

         "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan pursuant to clause (b) of Section 2.01 of the Original Credit Agreement. The initial aggregate amount of the Lenders' Tranche B Commitments was $325,000,000.

         "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

         "Tranche B Maturity Date" means August 4, 2006, or, if such day is not a Business Day, the next preceding Business Day.

         "Tranche B Term Loan" means a Loan made on the Effective Date pursuant to clause (b) of Section 2.01 of the Original Credit Agreement. The aggregate principal amount of Tranche B Term Loans outstanding on the Restatement Effective Date is $325,000,000.

         "Tranche C Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche C Term Loan pursuant to clause (c) of the Original Credit Agreement. The initial aggregate amount of the Lenders' Tranche C Commitments was $350,000,000.

         "Tranche C Lender" means a Lender with a Tranche C Commitment or an outstanding Tranche C Term Loan.

         "Tranche C Maturity Date" means August 4, 2007, or, if such day is not a Business Day, the next preceding Business Day.

         "Tranche C Term Loan" means a Loan made on the Effective Date pursuant to clause (c) of Section 2.01 of the Original Credit Agreement. The aggregate principal amount of Tranche C Term Loans outstanding on the Restatement Effective Date is $350,000,000.

         "Tranche D Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche D Term Loan hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche D Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche D Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche D Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche D Commitments is $200,000,000.

         "Tranche D Lender" means a Lender with a Tranche D Commitment or an outstanding Tranche D Term Loan.

         "Tranche D Maturity Date" means August 4, 2007, or, if such day is not a Business Day, the next preceding Business Day.

         "Tranche D Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

         "Transactions" means the Restatement Transactions and the Financing Transactions.

         "Transition Agreements" means agreements to be entered into with Motorola or its Affiliates as contemplated by the Recapitalization Agreement and as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11(b).

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

  Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

  Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Interim Financial Calculations. For purposes of determining the Leverage Ratio and for purposes of determining compliance with Sections 6.12 and 6.13:

                  (a) for any period of four consecutive fiscal quarters ended on or prior to September 30, 2000, Consolidated EBITDA shall be deemed to be the Consolidated EBITDA of Holdings, the Borrower and the Subsidiaries (or their respective predecessor entities) for such period determined on a consolidated basis in accordance with GAAP (it being understood that Consolidated EBITDA for the fiscal quarter ended (i) December 31, 1998, was $86,500,000, (ii) March 31, 1999, was
         $76,300,000 and (iii) June 30, 1999, was $94,100,000); and

                  (b) (i) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ending on September 30, 1999, shall be equal to the product of (A) Consolidated Cash Interest Expense for the period of two fiscal months ending on September 30, 1999, and (B) a fraction the numerator of which is 12 and the denominator of which is two, (ii) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ending on December 31, 1999, shall be equal to the product of (A) Consolidated Cash Interest Expense for the period of five fiscal months ending on December 31, 1999, and (B) a fraction the numerator of which is 12 and the denominator of which is five,
         (iii) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ending on March 31, 2000, shall be equal to the product of (A) Consolidated Cash Interest Expense for the period of eight fiscal months ending on March 31, 2000, and (B) a fraction the numerator of which is 12 and the denominator of which is eight and (iv) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ending on June 30, 2000, shall be equal to the product of (A) Consolidated Cash Interest Expense for the period of 11 fiscal months ending on June 30, 2000, and (B) a fraction the numerator of which is 12 and the denominator of which is 11.

                                   ARTICLE II
                                  The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche D Term Loan on the Restatement Effective Date in a principal amount not exceeding its Tranche D Commitment and
(b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. All Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and Letters of Credit outstanding under the Original Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the Borrower shall not be required to make any greater payment under
Section 2.17 to the applicable Lender than such Lender would have been entitled to receive if such Lender had not exercised such option.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $10,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding with respect to any Tranche of Borrowings.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Loan, Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan or Tranche D Term Loan if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date, Tranche C Maturity Date or Tranche D Maturity Date, respectively.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or Tranche D Term Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) subject to the proviso to the first sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

         (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

         (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the date that is five Business Days prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

         (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative

Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

         (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any

Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by (i) the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) the Issuing Bank's failure to issue a Letter of Credit in accordance with the terms of this Agreement when requested by the Borrower pursuant to Section 2.05(b). The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination and each issuance (or failure to issue) a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC

Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit pursuant to this paragraph or Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total

LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.11(b) and no Event of Default shall have occurred and be continuing.

  Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans and Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         (c) Nothing in this Section 2.06 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its Commitments hereunder).

  Section 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such

Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche D Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

         (b) The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and
(ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         (d) The parties hereto acknowledge that the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments have terminated.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, which accounts the Administrative Agent will make available to the Borrower upon its reasonable request.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

  Section 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (f) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                                 Date                 Amount
                                 ----                 ------
                  September 30, 2001                $4,706,250
                  December 31, 2001                  4,706,250
                  March 31, 2002                     4,706,250
                  June 30, 2002                      4,706,250

                  September 30, 2002                 6,275,000
                  December 31, 2002                  6,275,000
                  March 31, 2003                     6,275,000
                  June 30, 2003                      6,275,000

                  September 30, 2003                 7,843,750
                  December 31, 2003                  7,843,750
                  March 31, 2004                     7,843,750
                  June 30, 2004                      7,843,750
                  September 30, 2004                12,550,000
                  December 31, 2004                  12,550,000
                  March 31, 2005                     12,550,000
                  August 4, 2005                     12,550,000

         The foregoing amortization schedule reflects all prepayments of Tranche A Term Borrowings made prior to the Restatement Effective Date.

         (b) Subject to adjustment pursuant to paragraph (f) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                                   Date                 Amount
                                   ----                 ------
                    September 30, 2001                $ 812,500
                    December 31, 2001                   812,500
                    March 31, 2002                      812,500
                    June 30, 2002                       812,500
                    September 30, 2002                  812,500
                    December 31, 2002                   812,500
                    March 31, 2003                      812,500
                    June 30, 2003                       812,500
                    September 30, 2003                  812,500
                    December 31, 2003                   812,500
                    March 31, 2004                      812,500
                    June 30, 2004                       812,500
                     September 30, 2004                 812,500
                    December 31, 2004                   812,500
                    March 31, 2005                      812,500
                    June 30, 2005                       812,500

                    September 30, 2005               78,000,000
                    December 31, 2005                78,000,000
                    March 31, 2006                   78,000,000
                    August 4, 2006                   78,000,000

         The foregoing amortization schedule reflects all prepayments of Tranche B Term Borrowings made prior to the Restatement Effective Date.

         (c) Subject to adjustment pursuant to paragraph (f) of this Section, the Borrower shall repay Tranche C Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                                  Date                     Amount
                                  ----                     ------
                  September 30, 2001                     $  875,000
                  December 31, 2001                         875,000
                  March 31, 2002                            875,000
                  June 30, 2002                             875,000
                  September 30, 2002                        875,000
                  December 31, 2002                         875,000
                  March 31, 2003                            875,000
                  June 30, 2003                             875,000
                  September 30, 2003                        875,000
                  December 31, 2003                         875,000
                  March 31, 2004                            875,000
                  June 30, 2004                             875,000
                  September 30, 2004                        875,000
                  December 31, 2004                         875,000
                  March 31, 2005                            875,000
                  June 30, 2005                             875,000
                  September 30, 2005                        875,000
                  December 31, 2005                         875,000
                  March 31, 2006                            875,000
                  June 30, 2006                             875,000
                  September 30, 2006                     83,125,000
                  December 31, 2006                      83,125,000
                  March 31, 2007                         83,125,000
                  August 4, 2007                         83,125,000

         The foregoing amortization schedule reflects all prepayments of Tranche C Term Borrowings made prior to the Restatement Effective Date.

         (d) Subject to adjustment pursuant to paragraph (f) of this Section, the Borrower shall repay Tranche D Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                                  Date                    Amount
                                  ----                    ------
                  September 30, 2001                   $     500,000
                  December 31, 2001                          500,000
                  March 31, 2002                             500,000
                  June 30, 2002                              500,000
                  September 30, 2002                         500,000
                  December 31, 2002                          500,000
                  March 31, 2003                             500,000
                  June 30, 2003                              500,000
                  September 30, 2003                         500,000
                  December 31, 2003                          500,000
                  March 31, 2004                             500,000
                  June 30, 2004                              500,000
                  September 30, 2004                         500,000
                  December 31, 2004                          500,000
                  March 31, 2005                             500,000
                  June 30, 2005                              500,000
                  September 30, 2005                         500,000
                  December 31, 2005                          500,000
                  March 31, 2006                             500,000
                  June 30, 2006                               500,000
                  September 30, 2006                     47,500,000
                  December 31, 2006                      47,500,000
                  March 31, 2007                         47,500,000
                  August 4, 2007                         47,500,000

         (e) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date, (iii) all Tranche C Term Loans shall be due and payable on the Tranche C Maturity Date and (iv) all Tranche D Term Loans shall be due and payable on the Tranche D Maturity Date.

         (f) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably, provided that any prepayment made pursuant to Section 2.11(c) shall be applied to reduce the scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section in reverse chronological order. If the initial aggregate amount of the Lenders' Tranche D Term Commitments exceeds the aggregate principal amount of Tranche D

Term Loans that are made, then the scheduled repayments of Tranche D Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

         (g) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

  Section 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), subject to the requirements of this Section.

         (b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

         (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds, provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event" (other than the sale, transfer or other disposition of Receivables in connection with a Permitted Receivables Financing), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

         (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2000, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section
5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

         (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings, Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided that, so long as and to the extent that any Tranche A Term Borrowing remains outstanding, any Tranche B Lender, Tranche C Lender or Tranche D Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as applicable, pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as applicable, but was so declined shall be applied to prepay Tranche A Term Borrowings.

         (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment of any Loans is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or to prepay such Borrowing in full. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

         (g) In the event of and on each occasion of any prepayment of any Tranche B Term Borrowing, Tranche C Term Borrowing or Tranche D Term Borrowing pursuant to Section 2.11(a) or (c), the Borrower shall pay to the Tranche B Lenders, Tranche C Lenders and Tranche D Lenders whose Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as applicable, are being prepaid a prepayment premium equal to (A) if such prepayment

(or the date on which such prepayment is required to be made) occurs on or prior to the date that is one year after the Effective Date, 2.0% of the principal amount of the Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans, as applicable, being prepaid or (B) if such prepayment (or the date on which such prepayment is required to be made) occurs more than one year after the Effective Date but on or prior to the date that is two years after the Effective Date, 1.0% of the principal amount of the Tranche B Term Loans, or Tranche C Term Loans or Tranche D Term Loans, as applicable, being prepaid.

  Section 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate set forth in the definition of the term "Applicable Rate" on the average daily unused amount of the Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates (it being understood that no commitment fee shall be payable in respect of the portion of any Commitment funded on the Effective Date). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the dates on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

         (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

  Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, to the fullest extent permitted by applicable law, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be prima facie evidence thereof.

  Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be prima facie evidence thereof) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (it being understood that the Administrative Agent will use commercially reasonable efforts to give such notice as soon as practicable after such circumstances no longer exist),
(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

  Section 2.15. Increased Costs. (a) If any Change in Law (except with respect to Taxes, which shall be governed by Section 2.17) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Base CD
         Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on a Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the

Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any

Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be prima facie evidence thereof.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

         (f) If the Administrative Agent or a Lender or the Issuing Bank has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, which the Administrative Agent or such Lender or the Issuing Bank is able to identify as such, it shall pay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender or the Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to pay, upon the request of the Administrative Agent or such Lender or the Issuing Bank, the amount paid to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or the Issuing Bank in the event the Administrative Agent or such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this
Section 2.17(f) shall require the Administrative Agent or any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender in its obligation to fund Loans hereunder.

                                  ARTICLE III
                         Representations and Warranties

         Each of Holdings and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Amortization; Enforceability. The Transactions entered into and to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents and except where the failure to obtain such consent or approval or make such registration or filing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet as of December 31, 1999, and consolidated statement of operations and comprehensive income for the period from August 4, 1999, to December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Holdings, the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

         (b) Holdings has heretofore furnished to the Lenders a pro forma combined balance sheet and pro forma combined income statement as of and for the pro forma fiscal year ended December 31, 1999, after giving effect to the Restatement Transactions. Such pro forma consolidated financial statements (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial summary included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) are based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflect in all material respects all adjustments necessary to give effect to the Restatement Transactions and (iv) present fairly, in all material respects, the pro forma consolidated financial position and results of operations and cash flows of Holdings, the Borrower and the Subsidiaries as of such date and for such period, as if the Restatement Transactions had occurred on such date or at the beginning of such period, as applicable.

         (c) The Borrower has heretofore furnished to the Administrative Agent the consolidated financial statements of Cherry Semiconductor and its subsidiaries as of and for the fiscal year ended February 28, 1999, reported on by Arthur Anderson LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Cherry Semiconductor and its subsidiaries as of such date and for such period in accordance with GAAP.

         (d) Except as disclosed in the financial statements referred to in paragraphs (a), (b) and (c) above or the notes thereto or in the Information Memorandum and except for the Disclosed

Matters, after giving effect to the Restatement Transactions, none of Holdings, the Borrower or the Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

         (e) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, properties, financial condition or prospects of Holdings, the Borrower and its Subsidiaries, taken as a whole.

         (f) Since February 28, 1999, there has been no material adverse change in the business, assets, operations, properties, financial condition or prospects of Cherry Semiconductor and its subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Holdings, the Borrower and each of the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties and Restatement Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and subject to Permitted Encumbrances.

         (b) Holdings, the Borrower and each of the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Restatement Effective Date after giving effect to the Restatement Transactions.

         (d) As of the Restatement Effective Date, none of Holdings, the Borrower or any of the Subsidiaries has received notice of, or has knowledge of, any material pending or contemplated condemnation proceeding affecting any Mortgaged Property or Restatement Mortgaged Property or any sale or disposition thereof in lieu of condemnation. None of the Mortgaged Property, Restatement Mortgaged Property or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property, Restatement Mortgaged Property or interest therein.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse

Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment and Holding Company Status. None of Holdings, the Borrower or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09. Taxes. Holdings, the Borrower and each of the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if it were required to be fully paid, would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction with respect to any employee benefit plan that would reasonably be expected to result in any material liability to the Borrower or any ERISA Affiliate pursuant to Section 4069 of ERISA.

SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Information Memorandum and the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that
(a) with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) with respect to information regarding the semiconductor market and other industry data, Holdings and the Borrower represent only that such information was prepared by third-party industry research firms, and although Holdings and the Borrower believe such information is reliable, Holdings and the Borrower cannot guarantee the accuracy and completeness of the information and have not independently verified such information.

SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of Holdings in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums in respect of such insurance that are required to have been paid have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of Holdings, the Borrower and the Subsidiaries is adequate in all material respects.

SECTION 3.14. Labor Matters. As of the Restatement Effective Date, there are no material strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. Except as could not reasonably be expected to result in a Material Adverse Effect, (a) the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) the consummation of the Restatement Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

SECTION 3.15. Solvency. Immediately after the consummation of the Restatement Transactions to occur on the Restatement Effective Date and immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.


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
SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

SECTION 3.17. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of Holdings, the Borrower and the Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others, including Motorola and its Affiliates, or with which Holdings's, the Borrower's or any Subsidiary's systems interface, including the systems and equipment of Motorola and its Affiliates) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to Holdings, the Borrower and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Holdings, the Borrower and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect.

SECTION 3.18. Acquisition. As of the Restatement Effective Date, the Acquisition Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. A true, correct and complete copy of the Acquisition Agreement has been furnished to the Administrative Agent.

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Restatement Effective Date. The amendments to the Original Credit Agreement effected hereby and the obligations of the Tranche D Lenders to make Tranche D Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, the Required Lenders (as defined in the Original Credit Agreement) and each Lender with a Tranche D Term Loan Commitment either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) Cleary, Gottlieb, Steen & Hamilton, counsel for the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where a Mortgaged Property or a Restatement Mortgaged Property is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions as the Required Lenders shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Restatement Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Administrative Agent shall have received from each party to the Reaffirmation Agreement a counterpart of the Reaffirmation Agreement signed on behalf of such party.

                  (g) The Collateral and Guarantee Requirement (including with respect to any Subsidiary Loan Parties formed in connection with or resulting from the Acquisition) shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by an executive officer or Financial Officer of Holdings, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties (including any Subsidiary Loan Parties formed in connection with or resulting from the Acquisition) in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (h) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

                  (i) The Administrative Agent shall have received audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Cherry Semiconductor and its subsidiaries, prepared in accordance with GAAP, for the most recent fiscal year for which such financial statements are available, which audited financial statements shall not be less favorable in any material respect than the


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

         information relating to Cherry Semiconductor and its subsidiaries for such fiscal year previously provided to the Administrative Agent and the Lenders.

                  (j) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Acquisition shall have been, or substantially simultaneously with the initial funding of the Tranche D Term Loans on the Restatement Effective Date shall be, consummated in accordance with the Acquisition Agreement, all related documentation and applicable law, without any amendment to or waiver of the Acquisition Agreement or the related documentation not approved by the Administrative Agent. The Administrative Agent shall have received copies of the Acquisition Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

                  (k) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of December 31, 1999, reflecting all pro forma adjustments as if the Restatement Transactions had been consummated on such date, and there shall be no material change in such pro forma consolidated balance sheet from the pro-forma consolidated balance sheet of Holdings as of December 31, 1999, previously provided to the Administrative Agent.

                  (l) After giving effect to the Restatement Transactions, Cherry Semiconductor and its subsidiaries shall have no outstanding Indebtedness at the time of the Acquisition other than (i) ordinary course accounts payable with respect to its trade creditors and (ii) other Indebtedness, the terms and conditions of which (including, but not limited to, terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies) shall be satisfactory in all respects to the Required Lenders.

                  (m) The Administrative Agent shall have been afforded the timely opportunity to review all other documentation relating to the Restatement Transactions and the other transactions contemplated hereby and shall be reasonably satisfied in all respects with such documentation.

                  (n) There shall not have occurred any material adverse change in the business, assets, operations, properties, financial condition, or prospects of (i) Holdings, the Borrower and its subsidiaries, taken as a whole since December 31, 1999, or (ii) Cherry Semiconductor and its subsidiaries, taken as a whole since February 28, 1999.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Tranche D Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on May 31, 2000, (and, in the event such conditions are not so satisfied or waived, the Tranche D Commitments shall terminate at such time).


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
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as to such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section. For purposes of the foregoing, the term "Borrowing" shall not include the continuation or conversion of Loans in which the aggregate amount of such Loans is not being increased.

                                   ARTICLE V

                             Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of Holdings, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter


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

         and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and results of operations of Holdings, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Holdings (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
         6.12 and 6.13 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) prior to the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth any material assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or, in the event the Holdings becomes a publicly traded company, distributed by Holdings to its public stockholders generally, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly upon Holdings's or the Borrower's obtaining knowledge thereof:


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

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) Holdings will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. Holdings also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraph (a) of Section 5.01, Holdings shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified


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

pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under
Section 6.05.

SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings, the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. Holdings will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. Holdings (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will cause the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) to be applied in accordance with the applicable provisions of the Security Documents.

SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each of Holdings and the

Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at such reasonable intervals as may be reasonably requested.

SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Tranche D Term Loans made on the Restatement Effective Date will be used solely for (i) the payment of amounts payable as consideration for the Acquisition and (ii) the payment of fees and expenses payable in connection with the Restatement Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and
X. Letters of Credit will be issued only to support obligations of the Borrower or any Subsidiary incurred in the ordinary course of business.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, Holdings will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by


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

the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years after the Effective Date will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to ensure that at least 50% of the outstanding Long-Term Indebtedness of Holdings, the Borrower and the consolidated Subsidiaries is effectively subject to a fixed rate of interest.

                                   ARTICLE VI
                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) the Subordinated Debt;

                  (iii) the Junior Subordinated Note;

                  (iv) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (v) Indebtedness of the Borrower to Holdings or any Subsidiary and of any Subsidiary to the Borrower, Holdings or any other Subsidiary;

                  (vi) Guarantees by the Borrower and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                  (vii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $25,000,000 at any time outstanding;

                  (viii) Indebtedness of the Borrower or any Subsidiary in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business, provided that upon the incurrence of Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (ix) Indebtedness in respect of a Permitted Receivables Financing in an aggregate principal amount not to exceed $100,000,000, provided that the Net Proceeds resulting from the sale, transfer or other disposition of Receivables in connection with such Permitted Receivables Financing are applied in accordance with Section 2.11(c);

                  (x) Indebtedness of the Borrower or any Subsidiary that was
         (A) Indebtedness of any other Person existing at the time such other Person was merged with or became a Subsidiary, including Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or becoming a Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted under this clause (x) shall not exceed $25,000,000 at any time outstanding;

                  (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness of the Subsidiaries that are not Subsidiary Loan Parties permitted by this clause (xi) shall not exceed $25,000,000 at any time outstanding.

         (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents, (ii) the Subordinated Debt and (iii) Indebtedness permitted under clause (a)(v) of this
Section 6.01.

         (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except that (i) Holdings may issue the Cumulative Preferred Stock, (ii) Holdings may issue preferred stock or other preferred Equity Interests of Holdings that do not require mandatory cash dividends or redemptions and do not provide for any right on the part of the holder to require redemption, repurchase or repayment thereof, in each case prior to the date that is 91 days after August 4, 2007, and (iii) Holdings, the Borrower or any Subsidiary may issue directors' qualifying shares or shares required by applicable law to be held by a Person other than Holdings, the Borrower or any Subsidiary.

6.02 Liens. (a) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens secure Indebtedness permitted by clause (vii) of Section 6.01(a),
         (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (vi) sales of Receivables and Related Property (or undivided interests therein) permitted under Section 6.05(d) and Liens on Receivables of a Receivables Subsidiary granted in connection with any Permitted Receivables Financing;

                  (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; and

                  (viii) Liens in favor of a landlord on leasehold improvements in leased premises.

         (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Pledge Agreement and Permitted Encumbrances.

  SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with Holdings or the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not Holdings or the Borrower, as the case may be, such Person expressly assumes, in writing, all the obligations of Holdings or the Borrower, as the case may be, under the Loan Documents, (ii) any Person may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Loan Party, is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.08.

         (b) The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries (other than a Receivables Subsidiary) to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.

         (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and the Joint Venture Holding Companies and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, shares of capital stock of the Joint Venture Holding Companies, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, Guarantees by Holdings of obligations of the Borrower and the Subsidiaries under leases of real property, obligations under any stock option plans or other benefit plans for management or employees of Holdings, the Borrower and the Subsidiaries, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

         (d) No Receivables Subsidiary will engage in any business other than the purchase and sale or other transfer of Receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities directly related thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) to the extent provided for by the terms of the Recapitalization;

                  (b) Permitted Investments;

                  (c) investments existing on the Effective Date hereof and set forth on Schedule 6.04;

                  (d) investments by the Borrower and the Subsidiaries that are Loan Parties in Equity Interests in their respective Subsidiaries that are Loan Parties and investments by Subsidiaries that are not Loan Parties in Equity Interests in their respective Subsidiaries, provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary and Equity Interests in the Foreign Joint Venture Companies referred to in the definition of the term "Collateral and Guarantee Requirement");

                  (e) loans or advances made by the Borrower to Holdings or any Subsidiary and made by Holdings or any Subsidiary to the Borrower or any other Subsidiary, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement;

                  (f) Guarantees constituting Indebtedness permitted by Section
         6.01 (other than with respect to the Junior Subordinated Note) of Indebtedness of the Borrower or any Subsidiary Loan Party, provided that a Subsidiary shall not Guarantee the Subordinated Debt unless (i) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (iii) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon any release or termination of such Guarantee of the Obligations;

                  (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (h) Permitted Acquisitions, provided that the sum of all consideration paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value of any other non-cash consideration) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of the applicable Permitted Acquisition) shall not exceed, on a cumulative basis subsequent to the Effective Date, $50,000,000;

                  (i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

                  (j) Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee;

                  (k) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

                  (l) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (m) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $5,000,000 in the aggregate outstanding at any one time;

                  (n) investments in or acquisitions of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

                  (o) investments in the form of Hedging Agreements permitted under Section 6.07;

                  (p) investments by the Borrower or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent determined by the Borrower in its judgment to be reasonably necessary in connection with or required by the terms of the Permitted Receivables Financing;

                  (q) investments, loans, advances, guarantees and acquisitions resulting from a foreclosure by Holdings, the Borrower or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (r) investments, loans, advances, guarantees and acquisitions the consideration for which consists solely of shares of common stock of Holdings;

                  (s) the Acquisition; and

                  (t) other investments in an aggregate amount not to exceed $100,000,000 at any time outstanding.

SECTION 6.05. Asset Sales. The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and the periodic clearance of aged inventory;

                  (b) sales, transfers and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

                  (c) transfers and dispositions in connection with the SCG Restructuring, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (c) shall not exceed $10,000,000;

                  (d) the Borrower and the Subsidiaries may sell, without recourse (other than Standard Securitization Undertakings and retained interests), Receivables to a Receivables Subsidiary, and any Receivables Subsidiary may sell Receivables and Related Property or an undivided interest therein to any other Person, pursuant to any Permitted Receivables Financing, and convert or exchange Receivables and Related Property into or for notes receivable in connection with the compromise or collection thereof; and

                  (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed $50,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for consideration of at least 80% cash or cash equivalents.

SECTION 6.06. Sale and Leaseback Transaction. The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Hedging Agreements. The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Other than as specified in the first sentence of Section 5.11, neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments, not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of Holdings, the Borrower and the Subsidiaries, including the redemption or purchase of capital stock of Holdings held by former directors, management or employees of Holdings, the Borrower or any Subsidiary following termination of their employment, (iv) the Borrower may pay dividends to Holdings at such times and in such amounts, not exceeding $2,000,000 during any fiscal year, as shall be necessary to permit Holdings to discharge its permitted liabilities and (v) the Borrower and the Joint Venture Holding Companies may make Restricted Payments to Holdings at such times and in such amounts (but not prior to the fifth anniversary of the date of issuance of the Cumulative Preferred Stock) as shall be necessary to enable Holdings, after such fifth anniversary, to pay dividends in cash on such Cumulative Preferred Stock as and when declared and payable, provided that, at the time of each Restricted Payment made in reliance upon this clause (v) and after giving pro forma effect to such payment, the Leverage Ratio shall not exceed 1.50 to 1.00, (vi) Holdings, the Borrower and the Subsidiaries may make Restricted Payments as and to the extent contemplated by the Recapitalization Agreement and (vii) Holdings may make Restricted Payments on account of the purchase, redemption or repurchase of the Cumulative Preferred Stock with the net proceeds of a substantially concurrent IPO, provided that, after giving effect to such purchase, redemption or repurchase, no Default or Event of Default shall have occurred and be continuing.

         (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than (A) payments in respect of the Subordinated Debt and the Junior Subordinated Note prohibited by the subordination provisions thereof,
         (B) principal payments in respect of the Junior Subordinated Note and
         (C) cash interest payments in respect of the Junior Subordinated Note unless, in the case of any such payment specified in this clause (C), at the time of such payment and after giving pro forma effect thereto the Leverage Ratio shall not exceed 1.50 to 1.00 and such payment is due and payable on or after the fifth anniversary of the date of issuance of the Junior Subordinated Note;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01;

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (v) payments on account of the purchase, redemption or repurchase of the Subordinated Debt with the net proceeds of a substantially concurrent IPO, provided that (i) after giving effect to such purchase, redemption or repurchase, no Default or Event of Default shall have occurred and be continuing, (ii) no more than 35% of the aggregate principal amount of the Subordinated Debt issued on or prior to the Effective Date is purchased, redeemed or repurchased and (iii) at the time of any such payment, the net proceeds of such IPO remaining after such payment and any Restricted Payment made pursuant to clause
         (a)(vii) of this Section 6.08 are applied to prepay Term Borrowings pursuant to Section 2.11(a) (or, if no such Borrowings are outstanding or the outstanding amount of such Borrowings is less than the amount of the required prepayments, then to reduce Revolving Commitments pursuant to Section 2.08(b) by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding Term Borrowings, as the case may be);

                  (vi) payments in respect of any Permitted Receivables Facility; and

                  (vii) repayment of certain Indebtedness of certain Foreign Subsidiaries on the Effective Date as specified in the first sentence of Section 5.11.

     SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Holdings, the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) to pay management, consulting and advisory fees to TPG or its Affiliates pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, in an aggregate amount not to exceed $2,000,000 in any fiscal year, (d) payments of fees and expenses to TPG and its Affiliates in connection with the Transactions,
(e) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of Holdings, (f) the grant of stock options or similar rights to officers, employees, consultants and directors of Holdings pursuant to plans approved by the board of directors of Holdings and the payment of amounts or the issuance of securities pursuant thereto, (g) loans or advances to employees in the ordinary course of business consistent with prudent business practice, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time, (h) the Transition Agreements and (i) any Restricted Payment permitted by Section 6.08.

SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification if it expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions or conditions imposed on a Receivables Subsidiary in connection with a Permitted Receivables Financing.

SECTION 6.11. Amendment of Material Documents. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (i) any Subordinated Debt Document, (ii) its certificate of incorporation, by-laws or other organizational documents (including the SMP JV Agreement and the Leshan JV Agreement), (iii) the Junior Subordinated Note or
(iv) the Certificate of Designations.


         (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under any Recapitalization Document or terminate any Transition Agreement, in each case to the extent that such amendment, modification, waiver or termination would be adverse to the Lenders.


         (c) Holdings and the Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under any Permitted Receivables Financing to the extent that such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

                      Period                                      Ratio
                     ------                                       -----
         August 4, 1999 to December 30, 2000                  2.00 to 1.00
         December 31, 2000 to June 29, 2001                   2.25 to 1.00

         June 30, 2001 to June 29, 2002                       2.50 to 1.00
         June 30, 2002 to June 29, 2003                       2.75 to 1.00
         June 30, 2003 and thereafter                         3.00 to 1.00


SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any fiscal quarter during any period set forth below to exceed the ratio set forth opposite such period:

                      Period                                      Ratio
                      ------                                      -----

         August 4, 1999 to December 30, 2000                  4.75 to 1.00
         December 31, 2000 to June 29, 2001                   4.50 to 1.00
         June 30, 2001 to December 30, 2001                   4.25 to 1.00
         December 31, 2001 to June 29, 2002                   3.75 to 1.00
         June 30, 2002 to December 30, 2002                   3.50 to 1.00
         December 31, 2002 to June 29, 2003                   3.25 to 1.00
         June 30, 2003 to December 30, 2003                   3.25 to 1.00
         December 31, 2003 and thereafter                     3.00 to 1.00

SECTION 6.14. Capital Expenditures. The Borrower and Subsidiaries shall not incur or make Capital Expenditures during any fiscal year (commencing with fiscal year 1999) in an amount exceeding $200,000,000, provided that such $200,000,000 permitted amount shall be increased with respect to any fiscal year by an amount equal to the portion of Excess Cash Flow for the immediately preceding fiscal year that is not required to be applied to make prepayments of Loans pursuant to Section 2.11(d).

     The amount of Capital Expenditures permitted to be made by the immediately preceding paragraph in respect of any fiscal year shall be increased by (a) the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to the immediately preceding paragraph (without giving effect to the proviso to such paragraph) minus (b) an amount equal to the unused permitted Capital Expenditures carried forward to such preceding fiscal year.

                                  ARTICLE III
                               Events of Default

SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Holdings, the Borrower or, subject to Section 7.02, any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver,


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
         trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) Holdings, the Borrower or, subject to Section 7.02, any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on Collateral having, in the aggregate, a value in excess of $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) any action taken by the Collateral Agent to release any such Lien in compliance with the provisions of this Agreement or any other Loan Document or (iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

                  (n) any default or other event shall have occurred under any document governing any Permitted Receivables Financing if the effect of such default or other event is to cause the termination of such Permitted Receivables Financing; or

                  (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due


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
and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h), (i) or (j) of
Section 7.01, any reference in any such clause to any "Subsidiary" shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5.0% of the total consolidated assets of the Borrower and the Subsidiaries as of such date, provided that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.


                                  ARTICLE VIII
                            The Administrative Agent


     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage


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
of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the


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
Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                 Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Holdings or the Borrower, to it at 5005 East McDowell Road, Phoenix, Arizona 85018, Attention of President (Telecopy No. 602-244-4830);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Edmond DeForest (Telecopy No. (212) 270-4584);

                  (c) if to the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No.
         (212) 552-5658);

                  (d) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


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
  SECTION 5.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) except in strict accordance with the express provisions of the Security Documents, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (ix) change the definition of "Interest Period" to include periods longer than six months or


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
(x) change the rights of the Tranche B Lenders or the Tranche C Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders or the Tranche C Lenders, as applicable, holding a majority of the outstanding Tranche B Loans or Tranche C Loans, as applicable, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders, Tranche B Lenders and Tranche C Lenders), the Tranche A Lenders (but not the Revolving Lenders, Tranche B Lenders and Tranche C Lenders), the Tranche B Lenders (but not the Revolving Lenders, Tranche A Lenders and Tranche C Lenders) or the Tranche C Lenders (but not the Revolving Lenders, the Tranche A Lenders and the Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Documentation Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of one counsel in each applicable jurisdiction for the Administrative Agent and the Documentation Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, either Documentation Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, either Documentation Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Borrower shall indemnify the Administrative Agent, the Documentation Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, Release or threatened Release of Hazardous Materials on or from any Mortgaged Property or Restatement Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Related Person of such Indemnitee. It is acknowledged and agreed by the parties hereto that, solely in their capacities as Documentation Agents and not in their capacities as Lenders, the Documentation Agents have no duties hereunder.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, either Documentation Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Documentation Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Documentation Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

         (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         (f) Neither Motorola nor any director, officer, employee, stockholder or member, as such, of any Loan Party or Motorola shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.

9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (g), (h), (i), (j), (n) or (o) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of the Borrower to such assignee under Section 2.15, 2.16 or 2.17 shall be limited to the amount, if any, that would have been payable thereunder by the Borrower in the absence of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an

Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08
as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the other parties hereto required by paragraph (a) of Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including any other rights of setoff) that such Lender may have.

SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

         (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan

Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, the term "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Original Credit Agreement; Effectiveness of Amendment and Restatement. Until this Agreement becomes effective upon the satisfaction, or waiver by the Required Lenders (as defined in the Original Credit Agreement) and each Lender with a Tranche D Commitment, of the conditions set forth in Section 4.01, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder, secured by the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.

SECTION 9.15. Additional Provisions for Tranche D Lenders. No agreement effecting an amendment or modification of this Agreement or of any other Loan Document or of any provision hereof or thereof may (i) change the rights of the Tranche D Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche D Lenders holding a majority of the outstanding Tranche D Loans or (ii) by its terms affect the rights or duties under this Agreement of the Tranche D Lenders (but not the Revolving Lenders, the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders), without an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the Tranche D Lenders that would be required to consent thereto under Section 9.02 if the Tranche D Lenders were the only Class of Lenders hereunder at the time; provided, however, that any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) such amendment is permitted under Section 9.02, (ii) by the terms of such agreement, the Commitment of each Tranche D Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (iii) at the time such amendment becomes effective, each Tranche D Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Tranche D Term Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        SCG HOLDING CORPORATION,

                                        by  /s/ Dario Sacomani
                                           -------------------------------------
                                            Name:  Dario Sacomani
                                            Title:  Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                        SEMICONDUCTOR COMPONENTS
                                        INDUSTRIES, LLC,

                                        by  /s/ Dario Sacomani
                                           -------------------------------------
                                            Name:  Dario Sacomani
                                            Title:  Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent

                                        by /s/ Edmond DeForest
                                           -------------------------------------
                                            Name: Edmond DeForest
                                            Title: Vice President

                                        CREDIT LYONNAIS NEW YORK
                                        BRANCH, individually and as Co-
                                        Documentation Agent,


                                        by _______________________
                                            Name:
                                            Title:


                                        DLJ CAPITAL FUNDING, INC.,
                                        individually and as Co-
                                        Documentation Agent,

                                        by  _______________________
                                            Name:
                                            Title:

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        individually and as Co-
                                        Documentation Agent,

                                        by _________________________
                                            Name:
                                            Title:

                    LEHMAN COMMERCIAL PAPER INC.,

                    by  /s/  Michele Swanson
                        -------------------------
                        Name:  Michele Swanson
                        Title: Authorized Signatory


                    SYNDICATED LOAN FUNDING TRUST

                    BY: LEHMAN COMMERCIAL PAPER INC.,
                    Not in its individual capacity but
                    solely as Asset Manager,

                    by  /s/  Michele Swanson
                        -------------------------
                        Name:  Michele Swanson
                        Title: Authorized Signatory

                    CREDIT LYONNAIS NEW YORK BRANCH,

                    by  /s/  Mark Koneval
                        -------------------------
                        Name:  Mark Koneval
                        Title: Vice President


                    ABN AMRO BANK N.V.,
                    by  /s/  Nanci M. Fastre
                        -------------------------
                        Name:  Nanci M. Fastre
                        Title: Vice President

                    IBM CREDIT CORPORATION,

                    by  /s/  Ronald J. Bachner
                        -------------------------
                        Name:  Ronald J. Bachner
                        Title: Director, Commercial Financing
                        Solutions Americas

                    COMERICA WEST INCORPORATED,

                    by  /s/  Eoin Collins
                        -------------------------
                        Name:  Eoin Collins
                        Title: Account Officer

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED

                     by /s/ Ken Iwata
                        -------------------------
                        Name: Ken Iwata
                        Title: Senior Vice President & Manager

                     AG CAPITAL FUNDING PARTNERS, L.P.

                     By:     Angelo Corion & Co., L.P.,
                             as Collateral Manager

                     by /s/ Jeffrey H. Aronson
                        -------------------------
                        Name: Jeffrey H. Aronson
                        Title: Managing Director


                     VAN KAMPEN PRIME RATE INCOME TRUST

                     By: Van Kampen Investment Advisory
                     Corp.

                     by /s/ Darwin D. Pierce
                        -------------------------
                        Name: Darwin D. Pierce
                        Title: Vice President


                     VAN KAMPEN CLO I, LIMITED

                     By: Van Kampen Management, Inc.

                     by /s/ Darwin D. Pierce
                        -------------------------
                        Name: Darwin D. Pierce
                        Title: Vice President


                     VAN KAMPEN CLO II, LIMITED

                     By: Van Kampen Management, Inc.

                     by /s/ Darwin D. Pierce
                        -------------------------
                        Name: Darwin D. Pierce
                        Title: Vice President


                     NEW YORK LIFE INSURANCE COMPANY

                     by /s/ David Melka
                        -------------------------
                        Name: David Melka
                        Title: Investment Manager


                     NORTHWOODS CAPITAL, LIMITED

                     By:     Angelo Corion & Co., L.P.,
                             as Collateral Manager

                     by /s/ Jeffrey H. Aronson
                        -------------------------
                        Name: Jeffrey H. Aronson
                        Title: Managing Director


                     NORTHWOODS CAPITAL II, LIMITED

                     By:     Angelo Corion & Co., L.P.,
                             as Collateral Manager

                     by /s/ Jeffrey H. Aronson
                        -------------------------
                        Name: Jeffrey H. Aronson
                        Title: Managing Director

                          ARCHIMEDES FUNDING II, LTD.

                          By: ING Capital Advisors, LLC
                              As Collateral Manager,

                          by /s/ Michael J. Campbell
                             -----------------------------
                             Name: Michael J. Campbell
                             Title: Senior Vice President
                             & Portfolio Manager


                          KZH ING-2 LLC,

                          by /s/ Peter Chin
                             -----------------------------
                             Name: Peter Chin
                             Title: Authorized Agent


                          DEBT STRATEGIES FUND II, INC.

                          by /s/ Joseph Moroney
                             -----------------------------
                             Name: Joseph Moroney
                             Title: Authorized Signatory


                          PACIFIC PARTNERS I, L.P.

                          By: Imperial Credit Asset Management,
                              as its Investment Manager

                          by /s/ Tom Colwell
                             -----------------------------
                             Name: Tom Colwell
                             Title: Vice President

                           PPM SPYGLASS FUNDING TRUST

                             by /s/ Kelly C. Walker
                                ---------------------

                                Name: Kelly C. Walker
                                Title: Authorized Agent

                           PRINCIPAL LIFE INSURANCE COMPANY

                     By:    Principal Capital Management, LLC,
                            a Delaware limited liability company,
                            its authorized signatory

                              by /s/ John C. Henry
                                 -------------------
                                 Name: John C. Henry
                                 Title: Counsel


                           SRF TRADING, INC.

                             by /s/ Kelly C. Walker
                                ---------------------
                                Name: Kelly C. Walker
                                Title: Vice President

                        FOOTHILL CAPITAL CORPORATION

                            by /s/ Dennis R. Ascher
                               ----------------------
                               Name: Dennis R. Ascher
                               Title: Managing Member


                        STEIN ROE FLOATING RATE LIMITED
                        LIABILITY COMPANY,

                              by /s/ Brian W. Good
                                 ---------------------
                                 Name: Brian W. Good
                                 Title: Vice President

                        STEIN ROE & FARNHAM CLOI LTD.

                        By Stein Roe & Farnham Incorporated,
                        as Portfolio Manager

                              by /s/ Brian W. Good
                                 ------------------------
                                 Name: Brian W. Good
                                 Title: Vice President &
                                        Portfolio Manager


                        LIBERTY-STEIN ROE ADVISOR FLOATING
                        RATE ADVANTAGE FUND,

                        By Stein Roe & Farnham Incorporated,
                        as Portfolio Manager


                              by /s/ Brian W. Good
                                 ------------------------
                                 Name: Brian W. Good
                                 Title: Vice President &
                                        Portfolio Manager

     BALANCED HIGH YIELD FUND I LTD.

     By: BHF (USA) CAPITAL
     CORPORATION
     acting as Attorney-in-Fact,

     by /s/ Michael De Thertte
        -------------------------------
        Name: Michael De Thertte
        Title: Assistant Vice President

        /s/ Christopher Dugger
        -------------------------------
        Name: Christopher Dugger
        Title: Associate

     KZH CRESCENT-2 LLC
     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH CRESCENT-3 LLC,
     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH CRESCENT LLC
     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH CYPRESSTREE-1 LLC
     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     UNITED OF OMAHA LIFE INSURANCE COMPANY

     By: TCW Asset Management Company, its
     Investment Advisor,

     by /s/ Mark L. Gold
        -----------------------------------
        Name: Mark L. Gold
        Title: Managing Director

        /s/ Justin L. Driscoll
        -----------------------------------
        Name: Justin L. Driscoll
        Title: Senior Vice President

     CONTINENTAL ASSURANCE COMPANY SEPARATE ACCOUNT(E)

     By: TWC Asset Management Company, its
     Attorney-in-Fact

     by /s/ Mark L. Gold
        -----------------------------------
        Name: Mark L. Gold
        Title: Managing Director

        /s/ Justin L. Driscoll
        -----------------------------------
        Name: Justin L. Driscoll
        Title: Senior Vice President


     KZH III LLC

     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH ING-1 LLC

     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH ING-3 LLC

     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH SOLEIL-2 LLC

     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     KZH SOLEIL LLC

     by /s/ Peter Chin
        -----------------------------------
        Name: Peter Chin
        Title: Authorized Agent


     SEQUILS I, LTD.

     By: TCW Advisors, Inc. as its Collateral
     Manager,

     by /s/ Mark L. Gold
        ----------------------------------------
            Name: Mark L. Gold
            Title: Managing Director

     /s/ Justin L. Driscoll
            Name: Justin L. Driscoll
            Title: Senior Vice President


     SEQUILS-ING I (HBDGM), LTD.

     By: ING Capital Advisors LLC,
     as Collateral Manager

     by: /s/ Michael J. Campbell
         ---------------------------------------
             Name: Michael J. Campbell
             Director: Managing Director


     SEQUILS IV, LTD

     By: TCW Advisors, Inc. as its Collateral
     Manager

     by /s/ Mark L. Gold
        ----------------------------------------
            Name: Mark L. Gold
            Title: Managing Director

     /s/ Justin L. Driscoll
            Name: Justin L. Driscoll
            Title: Senior Vice President


     MORGAN STANLEY DEAN WITTER
     PRIME INCOME TRUST,

     by /s/ Peter Gewirtz
        ----------------------------------------
            Name: Peter Gewirtz
            Title: Authorized Signatory


     CYPRESSTREE INVESTMENT
     MANAGEMENT COMPANY, INC.

     As: Attorney-in-Fact and on behalf of
     FIRST ALLMERICA FINANCIAL LIFE
     INSURANCE COMPANY as Portfolio Manager,

     by /s/ Jeffrey W. Heuer
        ----------------------------------------
            Name: Jeffrey W. Heuer
            Title: Principal

               CYPRESSTREE SENIOR FLOATING
               RATE FUND

               By: CypressTree Investment
               Management Company, Inc. as Portfolio
               Manager,

               by /s/ Jeffrey W. Heuer
                  --------------------------------------
                      Name: Jeffrey W. Heuer
                      Title: Principal


               CYPRESSTREE Investment Fund LLC,

               By: CypressTree Investment Management
               Company, Inc., its Managing Member

               by /s/ Jeffrey W. Heuer
                  --------------------------------------
                      Name: Jeffrey W. Heuer
                      Title: Principal


               NORTH AMERICAN SENIOR
               FLOATING RATE FUND

               By: CypressTree Investment
               Management Company, Inc. as Portfolio
               Manager,

               by /s/ Jeffrey W. Heuer
                  --------------------------------------
                      Name: Jeffrey W. Heuer
                      Title: Principal


               TCW LEVERAGED INCOME TRUST, L.P.

               by: TCW Advisers (Bermuda), Ltd.,
               as General Partner

               by /s/ Mark L. Gold
                  --------------------------------------
                      Name: Mark L. Gold
                      Title: Managing Director

               By: TCW Investment Management Company,
               as Investment Adviser

               by /s/ Justin L. Driscoll
                  --------------------------------------
                      Name: Justin L. Driscoll
                      Title: Senior Vice President


               TCW LEVERAGED INCOME TRUST II, L.P.

               by: TCW Advisers (Bermuda), Ltd.,
               as General Partner

               by /s/ Mark L. Gold
                  --------------------------------------
                      Name: Mark L. Gold
                      Title: Managing Director

               By: TCW Investment Management Company,
               as Investment Adviser

               by /s/ Justin L. Driscoll
                  --------------------------------------
                      Name: Justin L. Driscoll
                      Title: Senior Vice President

               FIRST UNION NATIONAL BANK

               by /s/ Charles B. Edmondson
                  --------------------------------------
                      Name: Charles B. Edmondson
                      Title: Assistant Vice President


               FRANKLIN FLOATING RATE TRUST

               by /s/ Chauncey Lufkin
                  --------------------------------------
                      Name: Chauncey Lufkin
                      Title: Vice President


               FRANKLIN FLOATING RATE MASTER SERIES

               by /s/ Chauncey Lufkin
                  --------------------------------------
                      Name: Chauncey Lufkin
                      Title: Vice President


               FREMONT INVESTMENT & LOAN

               by /s/ Randolph M. Ross
                  --------------------------------------
                      Name: Randolph M. Ross
                      Title: Vice President -- Senior
                             Portfolio Manager


               NATEXIS BANQUE POPULAIRES

               by /s/ G. Kevin Dooley
                  --------------------------------------
                      Name: G. Kevin Dooley
                      Title: Vice President & Group
                             Manager

               by /s/ Jordan Sadler
                  --------------------------------------
                      Name: Jordan Sadler
                      Title: Assistant Vice President

                                  SCHEDULE 1.01

                               MORTGAGED PROPERTY

Loan Party (Record Owner)                   Property
-------------------------                   --------
Semiconductor Components                    52nd Street facility located at 5005 East McDowell
Industries, LLC                             Road, Phoenix, AZ, 85018

                                SCHEDULE 1.01(b)

                        RESTATEMENT MORTGAGED PROPERTIES

Loan Party (Record Owner)                   Property
-------------------------                   --------
Semiconductor Components Industries
Rhode Island, Inc.                          2000 South County Trail
                                            East Greenwich, RI  02818
                                            Assessors Plat 11, Log 586
                                            150,847 sq. ft. semiconductor manufacturing facility on 30 acres of land that includes a 30,000 sq. ft. cleanroom

Semiconductor Components Industries
Rhode Island, Inc.                          1900 South County Trail
                                            East Greenwich, RI  02818
                                            Assessors Plat 11, Log 500 (Parcel I)
                                            Assessors Plat 11, Log 499 (Parcel II)
                                            57,000 sq. ft. warehouse and office facility on 20 acres of land

                                  SCHEDULE 2.01

                                   COMMITMENTS


                                 Schedule 2.01

Institution                                                 R/C       Term Loan A    Term Loan B    Term Loan C    Term Loan D
-----------                                             ----------    -----------    -----------    -----------    -----------
ABN AMRO Bank N.V. ..................................  15,000,000     12,550,000      4,814,815      5,185,185
Aeries-II Finance Ltd. ..............................                                 2,407,407      2,592,593
Alliance Capital Funding LLC ........................                                 3,407,407      2,592,593
Amara I Finance Ltd. ................................                                 1,114,041      1,173,459
AMMC CDO I, Limited .................................                                 2,407,407      2,592,593
Archimedes Funding II, LLC ..........................                                 2,407,407      2,592,593
Archimedes Funding III, LLC .........................                                 4,813,751      5,186,249
Archimedes  Funding, LLC ............................                                 2,407,407      2,592,593
Avalon Capital Ltd. .................................                                 2,407,407      2,592,593
Bank of China (New York) ............................   4,285,714      3,585,714
Bank of Montreal ....................................   6,428,571      5,378,571
The Bank of Nova Scotia .............................  17,142,857     14,342,857
Balanced High Yield Fund (USA) Capital Corporation...                                 2,407,407      2,592,593
Captiva II Finance Ltd. .............................                                 1,203,704      1,296,296
Carlyle High Yield Partners .........................                                 3,370,370      3,629,630
Ceres Finance, Ltd. .................................                                 2,648,148      2,851,852
The Chase Manhattan Bank ............................  34,157,143     19,165,643                                   108,200,000
Comerica West Incorporated ..........................   6,428,571      5,378,571
Continental Assurance Company .......................                                                                1,000,000
Credit Lyonnais (New York) ..........................  17,142,857     14,342,857
Cypress Tree Investment Fund, LLC ...................                                                                1,000,000
Cypress Tree Senior Floating Rate Fund ..............                                   361,111        388,889
DLJ Capital Funding, Inc. ...........................  18,278,571      9,018,071
Eaton Vance Institutional Senior Loan Fund ..........                                   361,111        388,889
Eaton Vance Senior Income Trust .....................                                   722,222        777,778
ELT Ltd. ............................................                                 3,851,907      4,148,093
First Allmerica Financial Life Insurance ............                                   481,481        518,519
First Dominion Funding I ............................                                 2,407,500      2,592,500
First Union National Bank N.C. ......................                                26,000,000     28,000,000
Floating Rate Portfolio .............................                                 2,407,407      2,592,593
Foothill Capital Corporation ........................                                 7,222,222      7,777,778
Foothill Income Trust ...............................                                                                7,500,000
Franklin Floating Rate Trust ........................                                 9,629,630     10,370,370       9,500,000
Franklin Floating Rate Master Series ................                                                                  500,000
Fremont Investment & Loan ...........................                                 2,407,407      2,592,593
Galaxy CLO 1999-1, Ltd. .............................                                 9,629,929     10,370,071
Heller Financial Inc. ...............................                                 7,222,222      7,777,778


                                 SCHEDULE 2.01

INSTITUTION                                              R/C    TERM LOAN A     TERM LOAN B     TERM LOAN C     TERM LOAN D
-----------                                      -----------    -----------     -----------     -----------     -----------
IBM Credit Corporation                            10,714,286      8,964,286                                       5,000,000
Indosuez Capital Funding IIA, Ltd.                                                2,407,407       2,592,593
Indosuez Capital Funding III, Ltd.                                                4,814,815       5,185,185
Indosuez Capital Funding IV, Ltd.                                                 4,814,815       5,185,185
Industrial Bank of Japan                                          9,412,500
JHW Cash Flow I, LP                                                               3,851,761       4,148,239
Kemper Floating Rate Fund                                                           962,963       1,037,037
Keyport Life Insurance                                                                                            5,500,000
KZH Crescent 2 LLC                                                                1,444,444       1,555,556       1,500,000
KZH Crescent 3 LLC                                                                                                3,500,000
KZH Crescent LLC                                                                    962,963       1,037,037       1,500,000
KZH Cypress Tree LLC                                                              3,250,000       3,500,000       3,000,000
KZH III LLC                                                                       2,648,148       2,851,852       1,300,000
KZH ING 1 LLC                                                                                                     2,000,000
KZH ING 2 LLC                                                                     4,814,815       5,185,185
KZH ING 3 LLC                                                                                                     1,000,000
KZH Riverside LLC                                                                 4,814,815       5,185,185
KZH Showshone LLC                                                                 4,814,815       5,185,185
KZH Soleil 2 LLC                                                                                                  6,500,000
KZH Soleil LLC                                                                                                    6,000,000
KZH Sterling LLC                                                                  4,814,815       5,185,185
Lehman Commercial Paper Inc.                      18,278,571     15,293,071
Longhorn CDO (Cayman) Ltd.                                                        2,407,407       2,592,593
Merrill Lynch Prime Rate Portfolio                                                8,185,185       8,814,815
Merrill Lynch Senior Floating Rate Fund                                          14,444,444      15,555,556       6,000,000
Merrill Lynch Senior Floating Rate Fund II                                                                        2,000,000
Merrill Lynch Debt Strategies Fund II, Inc.                                                                       2,000,000
ML CLO XX Pilgrim America (Cayman)                                                2,407,407       2,592,593
ML Senior Floating Rate Fund II, Inc                                              1,444,444       1,555,556
Monument Capital Ltd.                                                             2,407,407       2,592,593
MSDW Prime Income Trust                                                           7,222,222       7,777,778      10,000,000
Natexis Banque BFCE (New York)                    2,142,857       1,792,857       2,407,407       2,592,593       5,000,000
New York Life Insurance Company                                                   4,814,815       5,185,185
North American Senior Floating Rate Fund                                            722,222         777,778       1,000,000
Northwoods Capital, Limited                                                       6,018,519       6,481,481
Nuveen Senior Income Fund                                                         4,814,815       5,185,185
Oasis Collateralized High Income Portfolios 1                                     1,168,830       1,231,170
Octagon Credit Investors                                                          5,868,056       6,319,444
Octagon Investment Partners II, LLC                                               3,611,111       3,888,889
Olympic Funding Trust, Series 1999-1                                              4,814,815       5,185,185
Oppenheimer Senior Floating Rate Fund                                             2,407,407       2,592,593


                                 Schedule 2.01

Institution                                     R/C        Term Loan A     Term Loan B     Term Loan C     Term Loan D
-----------                                  -----------   -----------     -----------     -----------     -----------
Perseus CDO I, Limited                                                       3,595,200      3,894,800
Pilgrim CLO 1999 1 Ltd.                                                      2,407,407      2,592,593
Pilgrim Prima Rate Trust                                                     2,888,796      3,111,204
PPM America Inc.                                                             4,814,815      5,185,185
PPM Spyglass Funding Trust                                                   4,814,815      5,185,185
Principal Life Insurance Company                                             4,814,815      5,185,185
Senior Debt Portfolio                                                       18,175,926     19,574,074
SEQUILS - Pilgrim I, Ltd.                                                    1,925,926      2,074,074
SEQUILS I, Ltd.                                                              3,370,370      3,629,630
SEQUILS ING I (HBDGM), Ltd.                                                  2,407,407      2,592,593
SEQUILS IV, Ltd.                                                                                             5,000,000
Simsbury CLO, Limited                                                        2,402,400      2,602,600
Somers CDO, Limited                                                          2,402,400      2,602,600
SRF Trading, Inc.                                                            2,166,667      2,333,333
Stanfield CLO, Ltd.                                                          2,407,407      2,592,593
Stein Roe & Farnham CLO I Ltd.                                               2,166,667      2,333,333
Stein Roe Floating Rate Ltd.                                                   481,481        518,519        4,000,000
Liberty Stein Roe Advisor Floating Rate                                                                        500,000
Strata Funding Limited                                                       1,203,704      1,296,296
Strategic Managed Loan Portfolio                                               963,000      1,037,000
Syndicated Loan Funding Trust                                                4,153,540      4,471,460
TCW Leveraged Income Trust II, L.P.                                          1,685,185      1,814,815
TCW Leveraged Income Trust, L.P.                                             1,685,185      1,814,815
Triton CBO III, Limited                                                      2,407,407      2,592,593
United of Omaha Life Insurance Co.                                             481,481        518,519
Van Kampen CLO I, Limited                                    3,137,500
Van Kampen CLO II, Limited                                   3,137,500
Van Kampen Prime Rate Income Trust                                          24,074,074     25,925,926
-----------                                  -----------   -----------     -----------    -----------      -----------
Totals                                       150,000,000   125,500,000     325,000,000    350,000,000      200,000,000

                                  SCHEDULE 3.05

                                  REAL PROPERTY

A.       Owned Real Property

Entity                                                       Property
------                                                       --------
Semiconductor Components Industries, LLC                     52nd Street facility located at 5005 East McDowell
                                                             Road, Phoenix, AZ, 85018

SCG Industries Malaysia Sdn. Bhd.                            Manufacturing facilities located at Lot 122 and Lot 55,
                                                             Senawang Industrial Estate, 20050 Seremban, Nederi,
                                                             Sembilan, Malaysia

Slovakia Electronics Industries, a.s.                        Manufacturing facility located at Vrbovska cesta
                                                             2617/102, Piestany, Slovak Republic (Ownership
                                                             certificate number 8226)

SCG Japan Ltd.                                               Manufacturing facility located at 1, Ooyaji, Kofune,
                                                             Shiokawa-machi, Yama-gun, Fukushima 969-3594, Japan

SCG Philippines, Inc.                                        Manufacturing facility at Governor's Drive, Carmona
                                                             Cavite, Philippines

Terosil a.s.                                                 Manufacturing facility located at 1 maje 1000, 75661
                                                             Roznovpod Radhostem, Czech Republic ICO 451 93 533

Tesla Sezam a.s.                                             Manufacturing facility located at 1 maje 1000, 75661
                                                             Roznovpod Radhostem, Czech Republic ICO 451 93 533

Semiconductor Components Industries of                       2000 South County Trail
Rhode Island, Inc.                                           East Greenwich, RI  02818
                                                             Assessors Plat 11, Log 586
                                                             150,847 sq. ft. semiconductor manufacturing facility on
                                                             30 acres of land that includes a 30,000 sq. ft.
                                                             cleanroom

Semiconductor Components Industries of                       1900 South County Trail
Rhode Island, Inc.                                           East Greenwich, RI  02818
                                                             Assessors Plat 11, Log 500 (Parcel I)
                                                             Assessors Plat 11, Log 499 (Parcel II)
                                                             57,000 sq. ft. warehouse and office facility on 20
                                                             acres of land

B.       Leased Property

      1) U.S. Office Sharing Agreement (includes China and Korea) dated July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC regarding: (a) 101 Pacifica, Irvine, CA; (b) 330 Research Court, Norcross, GA; (c) 300 Unicorn Pk, Woburn, MA; (d) 1501 Woodfield, Shaumburg, Illinois; (e) 20405 State Highway, Houston, Texas; (f) 500 N. Central Expressway, Plano, Texas; (g) 10200 E. Girard Avenue, Denver, Colorado; (h) 41700 Six Mile Road, Northville, MI; (i) 2717 South Albright, Kokomo, IN; (j) 700 Veterans Memorial, Hauppauge, NY; (k) 201 Electronics Blvd, Huntsville, AL;
           (l) 26635 W. Agoura Road, Calabasas, CA; (m) 12254 Hancock St., Carmel, IN; (n) 325 N. Corporate Drive, Brookfield, WI; (o) 5620 Smetana Drive, Minnetonka, MN; (p) 1155 Business Center Drive, Horsham, PA; (q) 4900 S.W. Griffith, Beaverton, OR; (r) 8601 Six Forks Road, Raleigh, NC; (s) 700 Crosskeys, Fairport, NY; (t) 100 Passaic Avenue, Fairfield, NJ; (u) 9665 Chesapeake Drive, San Diego, CA; (v) 1150 Kifer Road, Sunnyvale, CA; (w) 13575 58th Street, N., Clearwater, FL; (x) 8945 Guilford Road, Columbia, MD; (x) 41-2, Chungdam-dong, Kangnam-gu, Seoul 135-766, Korea; (y) No. 2, Dong-San Huan Nan Lu, Chao Yang District, Beijing 100022, People's Republic of China; (z) 5th Floor, Central Place, No. 16 Henan Road, Shanghai, 200002, People's Republic of China; and (aa) No. 271, Huang Pu Da Dao West Tian He District, Guangzhou 510620, People's Republic of China

      2) U.S. Sublease of sublease dated July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC regarding: Watkins Warehouse

      3) U.S. Sublease dated July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC regarding: Scrap Reclamation Site in Tempe

      4) U.S. Lease dated July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC regarding: U.S. Locations (Mesa, Chandler, 56th Street & Tempe)

      5) U.S. Lease dated July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC regarding: U.S. Locations (52nd Street, Phoenix, Arizona)

      6) Brazil Office Sharing Agreement dated July 31, 1999 between Motorola do Brasil Ltda. and SCG do Brasil Ltda. regarding: Suites 51, 52, 53, 54, 55 & 56 and their respective parking spaces at the Edifice Passarelli located at Rua Paes Leme, 524-5 Andar, 05424-904, Sao Paulo, Brazil

      7) Canada Sublease dated July 31, 1999 between Motorola Canada Limited and SCG Canada Limited regarding: 145, 846 sq. ft. at 400 Matheson Blvd. West, Mississauga, Ontario, L5R3MI

      8) Great Britain Underlease dated July 31, 1999 between Motorola Limited and Semiconductor Components Industries UK Limited regarding: Part of ground floor, Fairfax House, 69 Bucking St., Aylesbury, Buckinghamshire, England HP202NF

      9) Sweden Office Sharing Agreement dated July 31, 1999 between Motorola AB and SCGS AB regarding: 4,851 sq. meters of office space and 182 sq. meters of storage in Dalvagen 2, Solna, Sweden (P.O. Box 516, SE16529 Stockholm, Sweden)

      10) Sweden (Finland) Office Sharing Agreement dated July 31, 1999 between Motorola AB and SCGS AB regarding: 250 sq. meters of office space and 6 parking lots at Hopeatie 2, 00440 Helsinki, Finland

      11) France Lease dated July 31, 1999 between Motorola Semiconducteurs SA and SCG France SAS regarding: 1,250 sq. meters on 3rd fl. at Avenue du General Eisenhower, ZI du Mirail, 31100 Toulouse

      12) France Sublease dated July 31, 1999 between Motorola Semiconducteurs SA and SCG France SAS regarding: 354 sq. meters at 18 Rue Grange Dame Rose, 78140 Velizy, Villacoublay, France

      13) France Lease dated July 31, 1999 between Motorola Semiconducteurs SA and SCG France SAS regarding: 510 sq. meters at Avenue du General Eisenhower, ZI du Mirail, 31100 Toulouse

      14) France Lease dated July 31, 1999 between Motorola Semiconducteurs SA and SCG France SAS regarding: 880 sq. meters on 3rd fl. at Avenue du General Eisenhower, ZI du Mirail, 31100 Toulouse

      15) Germany Office Sharing Agreement dated July 31, 1999 between Motorola GmbH and Semiconductors Components Industries Germany GmbH regarding:
           Husumer Street 251, D-24941 Flensburg

      16) Hong Kong Lease dated July 31, 1999 between Motorola Semiconductors Hong Kong Limited and SCG Hong Kong SAR Limited regarding: Unit Nos. 2307, 2308, 2309, 2310, 2311 and 2312 on Level 23, Metroplaza, Tower
           II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

      17) India Office Sharing Agreement dated July 31, 1999 between Motorola India Limited and SCG Hong Kong SAR Limited regarding: 108, Gavipuram Guttahalli, Off Bull Temple Road, Bangalore, India

      18) Ireland Office Sharing Agreement dated July 31, 1999 between Motorola Ireland Limited and SCG Holding (Netherlands) B.V., Ireland Branch regarding: Mahon Industrial Estate, Blackrock, Cork, Ireland

      19) Isreal Office Sharing Agreement dated July 31, 1999 between Motorola Isreal Semiconductor Products (SPS) Ltd. and SCG Holding (Netherlands) B.V., Isreal Branch regarding: 1st Shenka, Herzelia

      20) Italy Sublease Agreement dated July 31, 1999 between Motorola S.p.A. and SCG Italy S.r.l. regarding: Pal. C2, Centro Milanofiori, Assago, Milano regarding:100 sq. meters of floor space on the 5th floor

      21) Japan Office Sharing Agreement dated July 31, 1999 between Motorola Japan Ltd. and SCG Japan Ltd. regarding: 20-1, 3 cho-me, Minami-Azabu, Minato-ku, Tokyo, Japan

      22) Japan (Sendai) Lease dated July 31, 1999 between Motorola Japan Ltd. and SCG Japan Ltd. regarding: Motorola Sendai Design and Research & Development Center, Akedori 2-9-1, Izumiku, Sendai-shi, Miyagiken 981-3206, Japan

      23) Malaysia Office Sharing Agreement dated July 31, 1999 between Motorola Malaysia Sdn. Bhd. and Motorola Semiconductor Sdn. Bhd. regarding: Sixth floor of Choo Plaza, Lot 6.02, 41 Lorong Abu Siti, 10400 Penang, Malaysia

      24) Mexico Office Sharing Agreement dated July 31, 1999 between Motorola de Mexico, S.A. and SCG Mexico, S.A. de C.V. regarding: 252 sq. meters on 2nd fl. of building "Torre Provenza" located in Chimalhuacan No. 3569, Cuidad del Sol, Zapopan, Jalisco, Mexico

      25) Netherlands Office Sharing Agreement dated July 31, 1999 between Motorola, B.V. and SCG Holding (Netherlands) B.V. regarding: 470 sq. meters at De Waal 26, 5684 PH Best, The Netherlands

      26) Puerto Rico Office Sharing Agreement dated July 31, 1999 between Motorola de Puerto Rico, Inc. and Semiconductor Components Industries Puerto Rico, Inc. regarding: 12,928 sq. ft. at El Mundo Building No. 2, 383 Chardon Street, Hato Rey, Puerto Rico 00917

      27) Singapore Sublease dated July 31, 1999 between Motorola Electronics Pte. Ltd. and Semiconductor Components Industries Singapore Pte. Ltd. regarding: #01-06, 132, Tanjong Rhu Road, Pebble Bay, Singapore

      28) Singapore Office Sharing Agreement dated July 31, 1999 between Motorola Electronics Pte. Ltd. and Semiconductor Components Industries Singapore, Pte. Ltd. regarding: 10, 944 sq. ft. at 12 Ang Mo Kio Street 64, Mic Level 5, Singapore

      29) Spain Office Sharing Agreement dated July 31, 1999 between Motorola Espana S.A. and SCG Holding (Netherlands) B.V. Spain Branch regarding: Offices labeled "B" and "A" on the 9th floor in the Alberto Alcocer 46 Building

      30) Switzerland Sublease dated July 31, 1999 between Motorola, Inc., Geneva Branch and SCG Holding (Netherlands) B.V., Geneva Branch regarding: 207, Route de Ferney, 1218 Le Grand Saconnex, Switzerland

      31) Taiwan Office Sharing Agreement dated July 31, 1999 between Motorola Electronics Taiwan, Limited and SCG Hong Kong SAR Limited, Taiwan Branch regarding: #296 Jen-ai Road, Section 4, Taipei, Taiwan

      32) Thailand Office Sharing Agreement dated July 31, 1999 between Motorola (Thailand) Limited and Semiconductor Components Industries (Thailand) Limited regarding: 916 sq. meters on 22nd fl. of the Two Pacific Place Building, 142 Sukhumvit Road, Klongtoey, Bangkok 10110

      33) Czechoslovakia Sublease Agreement dated July 30, 1999 between SCG Czech Design Center, s.r.o. (formerly Rydan, s.r.o.) and Motorola, spol. s.r.o. regarding: B. Nemcove Street, 75661 Roznov pod Radhostim, land registry No. 1720

      34) Lease between Telecom Co., Ltd. and Cherry Semiconductor Corporation dated April 20, 1999

      35) Lease between Cherry Semiconductor Corporation, as Lessor, and the United States of America dated January 21, 1997 and recorded in Book 221 at Page 749 of the Land Evidence Records of the Town of East Greenwich

      36) Lease Agreement of Cherry Semiconductor Corporation for the Arizona Design Center, 7402 West Detroit Street, Suite 140, Chandler, AZ, 85226

      37) Lease Agreement of Cherry Semiconductor Corporation for the California Design Center, 2512 Chambers Road, Tustin, CA 92780

      38) Lease Agreement of Cherry Semiconductor Corporation for the Santa Clara Sales Office, 2700 Augustine Drive & 3295 Scott Blvd., Santa Clara, CA 95054

      39) Lease Agreement between Cherry Semiconductor Corporation and McKenzie & Associates for Kokomo Sales Office, 1307 E. Markland Ave., Kokomo, IN 48901

      40) Lease Agreement of Cherry Semiconductor Corporation for Michigan Sales Office, 755 W. Big Beaver, Suite 102, Troy, MI 48084

      41) Tenancy Agreement between Cherry Semiconductor Corporation and JIT Services for Huntsville Sales Office, 125 Electronics Blvd., Suite M3 & M4, Huntsville 35824

      42) Service Agreement between Cherry Semiconductor Corporation and Psi Technologies, Inc., Electronics Avenue, FTI Comples, Taguig, Metro Manila, Philippines

      43) Lease Agreement between Cherry Semiconductor Corporation and Telecom Co., Ltd., Room 604, 6th Floor, Dongkyung Bldg., 824-19, Yuksam-dong, Kangnam-ku, Seoul, Korea

      44) Lease Agreement of Cherry Semiconductor Corporation and Aengevelt Asia-Pacific for Taiwan Office, 6th Floor - 2 No. 380, Fu Hsin S. Rd., Sec. 1, Taipei, Taiwan

                                  SCHEDULE 3.06

                                DISCLOSED MATTERS


                                   Litigation


                                      None




                                  Environmental


                                      None

                                  SCHEDULE 3.12

                                  SUBSIDIARIES

Subsidiary                                                                    Equity Interest        Status
----------                                                                    ---------------        ------
Subsidiaries of SCG Holding Corporation
-        Semiconductor Components Industries, LLC                             100%                   Loan Party
-        SCG (China) Holding Corporation                                      100%                   Loan Party
-        SCG (Czech) Holding Corporation                                      100%                   Loan Party
-        SCG (Malaysia SMP) Holding Corporation                               100%                   Loan Party

Subsidiaries of Semiconductor Components Industries, LLC
-        SCG Canada Limited                                                   100%
-        SCG Mexico, S.A. de C.V.                                             100%
-        SCG Japan Ltd.                                                       100%
-        SCG Philippines Inc.                                                 100%(1)
-        SCG Korea Limited                                                    100%(2)
-        Semiconductor Components Industries Singapore Pte Ltd                100%
-        SCG Hong Kong SAR Limited                                            100%
-        SCG (Thailand) Limited                                               100%(3)
-        SCG Malaysia Holdings Snd. Bhd.                                      100%
-        SCG Holding (Netherlands) B.V.                                       100%
-        Slovakia Electronics Industries, a.s.                                100%
-        SCG Czech Design Center s.r.o.                                       100%
-        SCG do Brasil Ltda.                                                  100%
-        Semiconductor Components Industries Puerto Rico, Inc.                100%                   Loan Party
-        SCG International Development LLC                                    100%                   Loan Party
-        SCG Asia Capital Pte Ltd                                             100%
-        Redbird Acquisition Corp.                                            100%                   Loan Party

Subsidiary of SCG (China) Holding Corporation
-        Leshan Phoenix Semiconductor Company Ltd.                            51% of record

Subsidiary of SCG (Malaysia SMP) Holding Corporation
-        Semiconductor Miniature Products (M) Sdn. Bhd.                       50%

Subsidiary of SCG Malaysia Holdings Snd. Bhd.
-        SCG Industries Malaysia Sdn. Bhd.                                    100%

---------------------

(1) Five shares are issued to directors as director's qualifying shares. 2,250,000 shares are issued and outstanding.

(2) Two shares are to be issued to directors as director's qualifying shares. 5,000 shares are issued and outstanding.

(3) Seven shares are issued to directors as director's qualifying shares. 1,000 shares are issued and outstanding.

Subsidiary                                                                   Equity Interest          Status
Subsidiaries of SCG (Czech) Holding Corporation
-        Terosil a.s.                                                         49.9%
-        Tesla Sezam a.s.                                                     49.9%

Subsidiaries of SCG Holding (Netherlands) B.V.
-        Semiconductor Components Industries Germany GmbH                     100%
-        SCG Investments EURL                                                 100%
-        SCG France SAS                                                       100%
-        SCG Italy S.r.l.                                                     99%(4)
-        Semiconductor Components Industries UK Limited                       100%

Subsidiaries of Redbird Acquisition Corp.
-        Semiconductor Components Industries                                  100%                   Loan Party
         of Rhode Island, Inc.

Subsidiaries of Semiconductor Components Industries of Rhode Island, Inc.
-        Semiconductor Components Industries International of Rhode Island,   100%                   Loan Party
         Inc.

-----------------

(4)  SCG International Development LLC owns the remaining 1% interest.

                                  SCHEDULE 3.13

                                    INSURANCE

                                ON SEMICONDUCTOR
                             Schedule of Insurance

----------------------------------------------------------------------------------------------------------------------------------
  LINE OF COVERAGE        PREMIUM     EXPOSURE                     LIMITS                                RETENTIONS
----------------------------------------------------------------------------------------------------------------------------------
PROPERTY - DOMESTIC                   - 2,019,111,260 PD        All Risk Incl. DI/EE             US LOCATIONS
AND FOREIGN                           -   291,100,000 BI        - 2,310,211,260 Blanket Limit    - 50,000
(8/1/99-7/31/00)                        -------------
                                        2,310,211,260 TIV                                        FOREIGN LOCATIONS
                                                                Major Sublimits                  - 25,000
- Premium                2,300,000                              - 250,000,000
                                                                  Floor Ann/Agg                  WAFER FABS
                                                                - 250,000,000                    - 250,000 PD
                                                                  EQ Ann/Agg                     - 3X Average Daily Values TE
                                                                - 100,000,000
                                                                  EQ Japan Ann/Agg
                                                                - 100,000,000                    EQ - MEXICO
                                                                  EQ Mexico Ann/Agg              - 2% of Location Value
                                                                - 250,000 Contamination              100,000 Minimum
                                                                             Cleanup               2,000,000 Maximum

                                                                 Boiler & Machinery              EQ - JAPAN
                                                                - 100,000,000 Per Occ            - 5% of Location Value
                                                                                                     100,000 Minimum
                                                                Sublimits                          3,000,000 Maximum
                                                                - 5,000,000 Water Damage
                                                                - 5,000,000 Haz Sub              WINDSTORMS
                                                                - 5,000,000 Ammonia ConL         - 2% of values at any one loc.
                                                                                                     100,000 Minimum
                                                                                                   1,000,000 Maximum

                                                                                                 - 12 Hour waiting period
                         ---------                                                                 for Off Premises Power/
                         2,300,000                                                                 Service Interruption
----------------------------------------------------------------------------------------------------------------------------------
UMBRELLA LIABILITY                    Gross Sales
(8/1/99 - 7/31/00)                    -  645,000,000 US         -  50,000,000 occ/agg            - 25,000 Self Insured
- Premium                             -   37,000,000 Canada     -  50,000,000 x/s                  Retention
                           172,500    -   25,000,000 PR            50,000,000
                                      -  811,000,000 Foreign
                                       -------------
                                      -1,518,000,000 Total      - 100,000,000 Total occ/agg
                         ---------
                           172,500    - Flat rate, no audit
----------------------------------------------------------------------------------------------------------------------------------
DIRECTORS &                           Corporate Assets          Directors & Officers             D&O
OFFICERS LIABILITY                    - 776,500,000             -  25,000,000 Total Ea/Agg       Coverage A
INCL. EMPLOYMENT                                                   ($10/$10/$5 by carrier)       - 0 Ind. D&O
PRACTICES LIABILITY                   No. of Employees                                           - 0 Agg All D&O's
(8/1/99-7/31/00)                      -  2,677 US, Canada        EPL
- Premium                  400,000           & Puerto Rico      -  25,000,000 Ea/Agg             Coverage B
                                      -  7,925 Foreign                                           - 125,000 Corp. Indem
                                      - Includes Employment
                                        Practices Liability                                      EPL
                         ---------                                                               - 175,000 Ea Wrongful Act
                           400,000
----------------------------------------------------------------------------------------------------------------------------------
WORKERS'                              Payroll                   Part I - Workers' Compensation   - None
COMPENSATION                          - 134,427,500 Est.        - Statutory
(8/1/99-7/31/00)                      - Auditable policy,
- Premium (Estimated)      835,000      final premium subject   Part II - Employers' Liability
- Taxes & Assessments          521      to actual payroll       - 1,000,000 per accident
- Claims Handling           60,000                              - 1,000,000 policy limit
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
                    COMMENTS                              CARRIER
-----------------------------------------------------------------------
                                                            Alliance/
                                                            Various












-----------------------------------------------------------------------
- Coverage Excess of Primary limits [EL, GL, Auto Liab.,    National
  Foreign GL, EL & AL]                                       Union
- Named Peril and Time Element. Pollution endorsement       Fire Ins.
  coverage included in Primary $50 million only                of
                                                            Pittsburgh
                                                              (AIG)
                                                            (Various)
-----------------------------------------------------------------------
- Includes full EPL1 entity coverage                        National
- Claims Made Form                                           Union
                                                            Fire Ins.
                                                               of
                                                           Pittsburgh
                                                              (AIG)
- Aggregate limit of D&O applies, EPL1 not a separate         Also:
  limit.                                                     Zurich
- Claims Made Form                                            Royal
-----------------------------------------------------------------------
- Guaranteed Cost Program                                    American
- Estimated loss pick: $750,000                                Home
- Swing Plan chosen                                          Assurance
  Additional premium due if losses exceed $707,000 -           (AIG)
  see binders for formula
-----------------------------------------------------------------------


                                ON SEMICONDUCTOR
                             SCHEDULE OF INSURANCE

LINE OF COVERAGE    PREMIUM  EXPOSURE               LIMITS                    RETENTIONS        COMMENTS                CARRIER
------------------------------------------------------------------------------------------------------------------------------------
                                                                disease
                                                    - 1,000,000 ea. employee
                                                                disease
                                                    -   100,000 repatriation
                    -------                                       expense
                    895,521                         - 1,000,000 Stop Gap
------------------------------------------------------------------------------------------------------------------------------------
GENERAL/PRODUCTS             GROSS DOMESTIC SALES                             - None            - Guaranteed Cost         National
LIABILITY                    --------------------                                                 Program                   Union
(8/1/99 - 7/31/00)           - 645,000,000 US       - 2,000,000 Gen Agg                         - Named peril and time    Fire Ins.
                             -  37,000,000 Canada   - 2,000,000 Prod/Ops Agg                      element pollution          of
- Premium           125,000  -  25,000,000 PR       - 2,000,000 Ea. Occ.                          endorsement             Pittsburg
                                                    - 2,000,000 Pl/Adv                          - Adjustable at rate of     (AIG)
                               -----------                                                        .177 per $1,000 sales
                             - 707,000,000 Total    - 1,000,000 Fire Dam.                       - Includes Canada and
                                                                Legal                             Puerto Rico
                                                    -    10,000 Med Pay
                             - Auditable policy,    - 1,000,000 EBL (Claims
                               final premium                    Made)
                               subject to actual
                               dom. sales                                     - 1,000 EBL

                                                              ALE in
                                                              addition to
                                                              policy limit.
                    -------
                    125,000
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN GENERAL &            GROSS FOREIGN SALES    - 2,000,000 Gen Agg       - None            - Includes Sudden &      Insurance
AUTO LIABILITY               -------------------    - 2,000,000 Prod/Ops                          Accidental Pollution    Company
(8/1/99 - 7/31/00)           - 811,000,000                      Agg                               coverage                 of the
- Premium            56,900                         - 2,000,000 Ea. Occ.                        - Adjustable at rate      State of
                                                    - 2,000,000 Pl/Adv                            of .06 per $1,000     Pennsylvania
                             FOREIGN AUTOS          - 2,000,000 EBL           - 1,000 EBL         sales                     (AIG)
                             -------------          -   100,000 Fire Legal    - Statutory       - Premium contemplates
                             -         178          -    10,000 Med Pay         Auto or         - issuance of 14 local
                                                    - 1,000,000 Auto            $25,000           GL policies. There
                                                      No aggregate applies      whichever is      is a $2,000 cost per
                                                      to the auto               greater           each additional
                                                                              - Auto coverage     local policy
                                                                                responds on       required.
                                                                                an excess
                                                                                basis.
                    -------
                     56,900
------------------------------------------------------------------------------------------------------------------------------------
FOREIGN VOLUNTARY                                   WORKERS' COMPENSATION     - None            - Local Social           Insurance
WORKERS' COMP.               FOREIGN PAYROLL        ---------------------                         Security provides WC    Company
(8/1/99 - 7/31/00)           ---------------        - 3rd Country Nationals:                      benefits in the          of the
- Premium             3,200  -     400,000            Country of Hire                             the following           State of
                                                    - Local Nationals:                            countries: Mexico,    Pennsylvania
                                                      E.L. Only                                   Philippines, Japan,       (AIG)
                                                                                                  China, and Malaysia.
                                                    EMPLOYERS' LIABILITY                        - Czech Republic
                                                    --------------------                          requires local WC
                                                    - 1,000,000 Bl by                             coverage. Local AON
                                                                Accident                          office to provide.
                                                    - 1,000,000 Bl by                           - Supplemental WC
                                                                Disease                           benefits can be
                                                                Ea Emp                            purchased in
                                                    - 1,000,000 Bl by                             Malaysia and Japan
                                                                Disease
                                                                Policy
                                                                Limit
                                                    -    25,000 Excess                          - Adjustable at rate
                                                                repatriation                      of .80 per $100
                                                                                                  payroll
                    -------
                      3,200
------------------------------------------------------------------------------------------------------------------------------------
AUTOMOBILE                   POWER UNITS                                      LIABILITY         - Adjustable at rate      American
LIABILITY/PHYSICAL           -----------                                      ---------           of $800 per vehicle       Home
DAMAGE                       -       139 Autos/     - 1,000,000 Combined      - None                                      Assurance
(8/1/99 - 7/31/00)                       Trks                   Single                                                      (AIG)
                             -        17 Tractors               Limit
                                       5 Canada     - 1,000,000 Uninsured     PHYSICAL DAMAGE
                               ---------                        Motorist      ---------------

                                                   ON Semiconductor Confidential



                                ON SEMICONDUCTOR

                             SCHEDULE OF INSURANCE




---------------------------------------------------------------------------------------------------
LINE OF COVERAGE          PREMIUM          EXPOSURE         LIMITS
---------------------------------------------------------------------------------------------------

* Premium                  128,800          161 Total      * 10,000 Med Pay


                           -------
                           128,800
---------------------------------------------------------------------------------------------------
POLITICAL RISK/TRADE
DISRUPTION
(8/1/99-7/31/00)
* Premium                1,750,000      * 254,105,263       *  250,000,000 CEND Aggregate
                                          Malaysia Values   *  250,000,000 War Aggregate
                                                            *   38,000,000 Bl Aggregate
                                                            *   10,000,000 Cl Aggregate

                         ---------
                         1,750,000
---------------------------------------------------------------------------------------------------
CRIME                                     No. of Employees     Per Claim:
(8/1/99-7/31/00)                        * 2,677 US, Canada  *    5,000,000 Employee Dishonesty
* Premium                   42,000           & Puerto Rico  *    5,000,000 Loss Inside Prem.
                                        * 7,925 Foreign     *    5,000,000 Loss Outside Prem.
                                                            *    5,000,000 Money Orders/
                                                                           Counterfeit Currency
                                                            *    5,000,000 Depositors Forgery
                                                            *    5,000,000 Computer Fraud
                                                            *    5,000,000 Credit Card

                         ---------
                            42,000
---------------------------------------------------------------------------------------------------
FIDUCIARY LIABILITY                        Plan Assets      *    5,000,000 Ann/Agg
(8/1/99-7/31/00)                         * TBD
* Premium                   25,000


                         ---------
                            25,000
---------------------------------------------------------------------------------------------------
NON-OWNED                                  No. of Charters  *   10,000,000 Per Occurrence
AVIATION LIABILITY                       * 25
(8/1/99-7/31/00)
* Premium                    5,000


                         ---------
                             5,000
---------------------------------------------------------------------------------------------------
MARINE CARGO                               Sales
(8/1/99-7/31/00)                         *  1,518,000,000   *   10,000,000 Per conveyance
* Premium                  335,000                          *    5,000,000 Outside Processors
                                                            *    1,000,000 Barge/Tow
                                                            *       50,000 UPS/Mail

                         ---------
                           335,000
---------------------------------------------------------------------------------------------------
SPECIAL CRIME                              No. of Employees
(8/1/99-7/31/00)                         * 2,677 US, Canada *    5,000,000 Max. benefit is $250K
* Premium                   12,500              Puerto Rico       for any one person &
                                         * 7,925 Foreign          $1.25 Mil per accident
                         ---------
                            12,500
                         ---------
GRAND TOTAL              6,251,421






----------------------------------------------------------------------------
      RETENTIONS                COMMENTS        CARRIER
----------------------------------------------------------------------------
----------------------------------------------------------------------------
*     500 Comprehensive
*     500 Collision


   TRACTOR PHYSICAL DAMAGE
*   1,500 Comprehensive
*   1,500 Collision

---------------------------------------------------------------------------------------------------
                                                         National
*   20,000,000 CEND, WAR & Bl     * CEND stands for        Union
                                    Confiscation,        Fire Ins.
                                    Expropriation,          of
                                    Nationalization      Pittsburg
                                    Declarations           (AIG)

                                  * Policy identifies
                                    sub-limits by
                                    Country

---------------------------------------------------------------------------------------------------
                                                    National
*   100,000 Per Claim                                Union
                                                    Fire Ins.
                                                       of
                                                    Pittsburg
                                                      (AIG)

---------------------------------------------------------------------------------------------------
*   25,000 Per Claim         * Claims Made Form      National
                                                      Union

---------------------------------------------------------------------------------------------------

*   None                                            American
                                                      Home

---------------------------------------------------------------------------------------------------
*  10,000 Per conveyance    * Adjusted if sales      CNA
*  25,000 Outside Process     exceed $1,633 Bil
*       0 3rd party shpmnts   by more than 15%
        0 UPS/Mail          * Land transportation
                              security warranty

---------------------------------------------------------------------------------------------------
*  None                     * Provides coverage      Reliance
                              for kidnap, ransom
                              and extortion for
                              employees, relatives
                              or guests (ADD/Life)
---------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.01

                              EXISTING INDEBTEDNESS

1)       SCG INDUSTRIES MALAYSIA SDN. BHD.

      a) Letter of Credit in favor of Tenaga Nasional Berhad for electricity service in the amount of RM2,226,000 (approximately $585,800) under the RM8,000,000 Letter of Credit facility, dated September 16, 1998, between Hongkong Bank Malaysia Bhd. and Motorola Semiconductor Sdn. Bhd. (presently, SCG Industries Malaysia Sdn. Bhd.), as renewed on July 5, 1999

      b) (i) Letter of Credit in favor of Tenaga Nasional Berhad for electricity service in the amount of RM1,035,000 (approximately $272,400) and (ii) Letter of Credit in favor of Custom Department to guarantee custom duties in the amount of RM150,000 (approximately $39,500) under the RM12,000,000 Letter of Credit facility, dated September 16, 1998, between Hongkong Bank Malaysia Bhd. and Motorola Electronics Sdn. Bhd., as renewed on July 5, 1999 with a reduction in facility limit to RM1,200,000

      c) Letter of Credit in favor of Custom Department to guarantee custom duties in the amount of RM2,500,000 (approximately $657,900) under the RM10,000,000 Letter of Credit facility, dated October 6, 1998, between Citibank Bhd. and Motorola Semiconductor Sdn. Bhd. (presently, SCG Industries Malaysia Sdn. Bhd.)

                                  SCHEDULE 6.02

                                 EXISTING LIENS

1) (A) Joint Venture Agreement dated July 27, 1992, between Motorola, Inc. Semiconductor Products Sector and Philips Semiconductors International B.V., as amended through the date hereof, and (B) Technology Cooperation Agreement between Motorola, Inc. and Phillips Semiconductors International B.V. dated July 9, 1992, in each case as amended from time to time, and as amended further by the Assignment and Amendment Agreement by and among Motorola, Inc., Philips Semiconductors International B.V., SCG Holding Corporation and Semiconductor Miniature Products (Malaysia) Sdn. Bhd. Dated August 4, 1999.

2) Joint Venture Contract, dated March 1, 1995, between Leshan Radio Company, Ltd. and Motorola International Development Corp. ("MIDC");

         a) Amendment No. 1 to Joint Venture Contract, dated March 1, 1995, between Leshan Radio Company, Ltd. and MIDC;

         b) Amendment No. 2 to Joint Venture Contract, dated December 11, 1995, between Leshan Radio Company, Ltd. and MIDC;

         c) Amendment No. 3 to Joint Venture Contract, dated April 12, 1996, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

         d) Amendment No. 4 to Joint Venture Contract, dated January 6, 1998, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

         e) Amendment No. 5 to Joint Venture Contract, dated June 29, 1998, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

         f) Memorandum of Understanding, dated July 28, 1999, between Leshan Radio Company, Ltd., SCG Holding Corporation and Motorola (China) Investment Limited; and

         g) Amended and Restated Joint Venture Contract, dated September 6, 1999, between Leshan Radio Company, Ltd., MIDC and SCG (China) Holding Corporation;

3) The By-laws of Amicus Realty Corporation provide that a stockholder wishing to sell all or a part of his/its shares of common stock must give a right of first refusal to the non-selling stockholders for a period of thirty (30) days before he/it can sell any of such shares.

4) The manufacturing facility owned by SCG Industries Malaysia Sdn. Bhd. is located on Lots 122 and 123 in Seremban. These lots are separate legal parcels that are physically continuous. On June 18, 1998, the Seremban Land Office approved a request by Motorola Semiconductor Sdn. Bhd. (a predecessor to SCG Industries Malaysia Sdn. Bhd.) to combine the two parcels of land into a single lot. The land title provides that any future transfer of the land by SCG Industries Malaysia Sdn. Bhd. must be approved first by the State Authority, and the land may only be used for the manufacture of electronic components.

5) Property No. 26574 owned by SCG Industries Malaysia Sdn. Bhd. may only be used in the electronic products industry.

6) Lot No. P.T. 12463 owned by SCG Industries Malaysia Sdn. Bhd. may not be transferred, leased or changed without the approval of the State Authority, and may only be used for an electrical substation.

7) Declaration of Covenants, Easements, Restrictions and Grant of Exclusive Options to Purchase and Lease dated as of July 31, 1999 between Motorola, Inc. and Semiconductor Components Industries, LLC

8) Lease of 52nd Street Property between Motorola, Inc. and Semiconductor Components Industries, LLC

9) The following encumbrances on 2000 South County Trail East Greenwich, RI 02818, Assessors Plat 11, Log 586 150,847 sq. ft. semiconductor manufacturing facility on 30 acres of land that includes a 30,000 sq. ft. cleanroom:

         a) Easement from John T. Hannah and Marjorie R. Hannah to the Narragansett Electric Company recorded with the Land Evidence Records of the Town of East Greenwich in Book 34 at Page 579.

         b) Easement from Gulton Industries, Inc. to the Town of East Greenwich recorded with the Land Evidence Records of the Town of East Greenwich in Book 63 at Page 192.

         c) Sublease by and between Cherry Semiconductor Corporation and the United States of America recorded with the Land Evidence Records of the Town of East Greenwich in Book 137 at Page 233.

10) The following encumbrances on 1900 South County Trail East Greenwich, RI 02818 Assessors Plat 11, Log 500 (Parcel I) Assessors Plat 11, Log 499 (Parcel II) 57,000 sq. ft. warehouse and office facility on 20 acres of land

         a) Subject to rights of others in and to the easement described in Book 44 at Page 81 of the Land Evidence Records of the Town of East Greenwich; as affected by Easement recorded in Book 54 at Page 152 of the Land Evidence Records of the Town of East Greenwich. (as to Parcel I)

         b) Subject to the reservations, easements, terms and conditions contained in deed from Joyce M. Ingraham, as Successor Trustee to Gulton Industries, Inc. dated December 31, 1997 and recorded in Book 61 at Page 81 of the Land Evidence Records of the Town of East Greenwich. (as to Parcel I)

         c) Easement from Gulton Industries, Inc. to the Town of East Greenwich recorded with the Land Evidence Records of the Town of East Greenwich in Book 63 at Page 192 of the Land Evidence Records of the Town of East Greenwich. (as to Parcel I)

         d) Easements contained in Deed recorded in Book 63 at Page 221, provided, however, no exception is taken as to the rights of the United States of America with respect to any reference therein.

         e) Terms and conditions contained in Easement from Kenneth W. Washburn, et als., as The Trustees of the Industrial Building Authority to the Town of East Greenwich, dated 1/15/82 and recorded 3/5/82 at 8:38 a.m. in Book 78 at Page 152. (as to both Parcels)

         f) Rights and easements of others to drain through or otherwise to use the stream located on the premises. (as to both Parcels)

         g) Lease by and between the Subsidiary, as Lessor and the United States of America dated 1/21/97 and recorded in Book 221 at Page 749 of the Land Evidence Records of the Town of East Greenwich.

11) The U.S. government has required that an FAA tower be installed on the owned real estate of Cherry Semiconductor Corporation.

12) Cherry Semiconductor Corporation has entered into a Settlement Agreement and Covenant Not To Sue in connection to the property at 1900 South Country Trail. Case #97-058 (Brownfield Agreement).

                                  SCHEDULE 6.04

                              EXISTING INVESTMENTS

                     Entity                                          Ownership Interest
                     ------                                          ------------------
Semiconductor Components Industries, LLC           -    1 share in SCG Canada Limited
                                                   -    49,999 shares in SCG Mexico, S.A. de C.V.
                                                   -    999 shares in SCG do Brasil Ltda.
                                                   -    200 shares in SCG Japan Ltd.
                                                   -    2,249,995 shares in SCG Philippines Inc.
                                                   -    5,000 shares in SCG Korea Limited(5)
                                                   -    999 shares in Semiconductor Components Industries
                                                        Singapore Pte Ltd
                                                   -    999 shares in SCG Hong Kong SAR Limited
                                                   -    19,993 shares in SCG (Thailand) Limited
                                                   -    999 shares in SCG Malaysia Holdings Sdn. Bhd.
                                                   -    2,000 shares in SCG Holding (Netherlands) B.V.
                                                   -    1,700 shares in Slovakia Electronics Industries, a.s.
                                                   -    2 shares in SCG Czech Design Center s.r.o.

SCG International Development LLC                  -    1 share in SCG do Brasil Ltda.
                                                   -    1 share in SCG Mexico, S.A. de C.V.
                                                   -    1 share in SCG Hong Kong SAR Limited
                                                   -    1 share in Semiconductor Components Industries Singapore
                                                        Pte Ltd
                                                   -    1 share in SCG Malaysia Holdings Sdn. Bhd.
                                                   -    1 quota with value of 100 Euros in SCG Italy S.r.l.

SCG (China) Holding Corporation                    -    51% interest in Leshan Phoenix Semiconductor Company,
                                                        Ltd.

SCG (Malaysia SMP) Holding Corporation             -    30,064,354 shares in Semiconductor Miniature Products
                                                        (M) Sdn. Bhd.

SCG (Czech) Holding Corporation                    -    54,627 shares in Terosil a.s.
                                                   -    298,382 shares in Tesla Sezam a.s.

--------------------

(5)  Two shares are to be issued to directors as director's qualifying shares.

SCG Philippines Inc.                               -    400,000 shares in Amicus Realty Corporation
                                                   -    4,900 shares in the Philippine Long Distance Telephone
                                                        Company
                                                   -    1 share in Alabang Country Club Valley Vista Sports
                                                        Club, Inc.
                                                   -    31,692 shares Manila Electric Company

SCG Mexico, S.A. de C.V.                           -    1 share in the Santa Anita Golf Club

Semiconductor Components Industries                -    161.0656 shares of common stock of Communications
of Rhode Island, Inc.                                   Circuits Modules Incorporated

                                  SCHEDULE 6.10

                              EXISTING RESTRICTIONS

1) (A) Joint Venture Agreement dated July 27, 1992, between Motorola, Inc. Semiconductor Products Sector and Philips Semiconductors International B.V., as amended through the date hereof, and (B) Technology Cooperation Agreement between Motorola, Inc. and Phillips Semiconductors International B.V. dated July 9, 1992, in each case as amended from time to time, and as amended further by the Assignment and Amendment Agreement by and among Motorola, Inc., Philips Semiconductors International B.V., SCG Holding Corporation and Semiconductor Miniature Products (Malaysia) Sdn. Bhd. Dated August 4, 1999.

2) Joint Venture Contract, dated March 1, 1995, between Leshan Radio Company, Ltd. and Motorola International Development Corp. ("MIDC");

      a) Amendment No. 1 to Joint Venture Contract, dated March 1, 1995, between Leshan Radio Company, Ltd. and MIDC;

      b) Amendment No. 2 to Joint Venture Contract, dated December 11, 1995, between Leshan Radio Company, Ltd. and MIDC;

      c) Amendment No. 3 to Joint Venture Contract, dated April 12, 1996, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

      d) Amendment No. 4 to Joint Venture Contract, dated January 6, 1998, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

      e) Amendment No. 5 to Joint Venture Contract, dated June 29, 1998, between Leshan Radio Company, Ltd. and Motorola (China) Investment Limited;

      f) Memorandum of Understanding, dated July 28, 1999, between Leshan Radio Company, Ltd., SCG Holding Corporation and Motorola (China) Investment Limited; and

      g) Amended and Restated Joint Venture Contract, dated September 6, 1999, between Leshan Radio Company, Ltd., MIDC and SCG (China) Holding Corporation;

3) The By-laws of Amicus Realty Corporation provide that a stockholder wishing to sell all or a part of his/its shares of common stock must give a right of first refusal to the non-selling stockholders for a period of thirty
     (30) days before he/it can sell any of such shares.

4) The manufacturing facility owned by SCG Industries Malaysia Sdn. Bhd. is located on Lots 122 and 123 in Seremban. These lots are separate legal parcels that are physically continuous. On June 18, 1998, the Seremban Land Office approved a request by Motorola Semiconductor Sdn. Bhd. (a predecessor to SCG Industries Malaysia Sdn. Bhd.) to combine the two parcels of land into a single lot. The land title provides that any future transfer of the land by SCG Industries Malaysia Sdn. Bhd. must be approved first by the State Authority, and the land may only be used for the manufacture of electronic components.

5) Property No. 26574 owned by SCG Industries Malaysia Sdn. Bhd. may only be used in the electronic products industry.

6) Lot No. P.T. 12463 owned by SCG Industries Malaysia Sdn. Bhd. may not be transferred, leased or changed without the approval of the State Authority, and may only be used for an electrical substation.

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of August 4, 1999, as amended and restated as of ________, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SCG Holding Corporation, Semiconductor Components Industries, LLC, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, Collateral Agent and Syndication Agent, and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper, Inc., as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Assignment Date, (ii) the Loans owing to the Assignor which are outstanding on the Assignment Date and (iii) participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. Each of the Assignee and the Assignor represents and warrants that it is legally authorized to enter into and deliver this agreement and that this agreement constitutes its legal, valid and binding obligation and the Assignor confirms that (a) the Loans being assigned as part of this Assigned Interest have been fully funded by it and (b) it is the legal and beneficial owner of the Assigned Interest, which Assigned Interest is being assigned free and clear of any Lien or adverse claim. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to
Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:
Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):


                                                                         Percentage Assigned of Facility and
                                                                        Commitment thereunder (set forth, to
                                                                        at least 8 decimals, as a percentage
                                                                          of the Facility and the aggregate
Commitment                            Principal Amount Assigned         Commitments of all Lenders thereunder)
----------                            -------------------------         --------------------------------------
Tranche A Term Commitment/Loan
                                      $                                                   %

Tranche B Term Commitment/Loan
                                      $                                                   %

Tranche C Term Commitment/Loan
                                      $                                                   %

Tranche D Term Commitment/Loan        $                                                   %


Revolving Credit Commitment/Loans
                                      $                                                   %

The terms set forth above and on the reverse side hereof are hereby agreed to:


                                           [Name of Assignor]   , as Assignor


                                           By: _____________________________
                              Name:
                              Title:


                                           [Name of Assignee]   , as Assignee

                                           By: ______________________________
                              Name:
                              Title:


The undersigned hereby consent to the within assignment: 1/

--------
     1/ Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

Semiconductor Components Industries, LLC               The Chase Manhattan Bank, as
                                                       Administrative Agent,
By: ___________________________
Name:                                                  By: ___________________________
Title:                                                 Name:
                                                       Title:


The Chase Manhattan Bank,                              The Chase Manhattan Bank,
as Issuing Bank,                                       as Swingline Lender,

By: ___________________________                        By: ___________________________
Name:                                                  Name:
Title:                                                 Title:

                                   EXHIBIT B-1

             [Form of Opinion of Cleary, Gottlieb, Steen & Hamilton]



                                                April 3, 2000


The Agents and Lenders party on
the date hereof to the Amended and Restated
Credit Agreement referred to below


Ladies and Gentlemen:

                  We have acted as special counsel to SCG Holding Corporation, a Delaware corporation ("Holdings"), Semiconductor Components Industries, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Company"), and each of the subsidiaries of Holdings listed on Schedule I hereto (each such subsidiary individually a "Subsidiary" and collectively, the "Subsidiaries"), in connection with that certain Credit Agreement dated as of August 4, 1999, as amended and restated as of April 3, 2000 (the "Amended and Restated Credit Agreement") among Holdings, the Company, the financial institutions listed therein as Lenders ("Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Credit Agreement. This opinion letter is furnished pursuant to Section 4.01(b) of the Amended and Restated Credit Agreement.

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) an executed copy of the Amended and Restated Credit Agreement;

                  (b) an executed copy of the Amendment, Consent and Waiver Agreement (the "Amendment, Consent and Waiver Agreement") dated as of the date hereof;

                  (c) an executed copy of the Security Agreement and an executed copy of Supplement No. 1 thereto (the "Security Agreement Supplement No. 1") dated as of the date hereof;

                  (d) an executed copy of the Pledge Agreement and an executed copy of Supplement No. 1 thereto (the "Pledge Agreement Supplement No. 1") dated as of the date hereof;

                  (e) an executed copy of the Guarantee Agreement and an executed copy of Supplement No. 1 thereto (the "Guarantee Agreement Supplement No. 1") dated as of the date hereof;

                  (f) an executed copy of the Indemnity, Contribution and Subrogation Agreement and an executed copy of Supplement No. 1 thereto (the "Indemnity, Contribution and Subrogation Agreement Supplement No. 1") dated as of the date hereof;

                  (g) an executed copy of the Reaffirmation Agreement dated as of the date hereof among Holdings, the Company, the Subsidiaries and the Administrative Agent (together with the Amended and Restated Credit Agreement, the Amendment, Consent and Waiver Agreement, the Security Agreement Supplement No. 1, the Pledge Agreement Supplement No. 1, the Guarantee Agreement Supplement No. 1 and the Indemnity, Contribution and Subrogation Agreement Supplement No. 1, the "Loan Documents");

                  (h) a copy of the Perfection Certificate dated as of the date hereof executed by the Company and Holdings;

                  (i) copies of UCC financing statements executed by the Company and naming the Company as Debtor and the Collateral Agent as Secured Party, which we assume have been filed prior to the date hereof with the office of the Secretary of State of the State of New York and the county clerks for Dutchess, Suffolk and Monroe counties in the State of New, and remain of record in the foregoing filing offices in the form we have examined (the "New York UCC Filings");

                  (j) executed copies of each of the documents listed in Exhibit A; and

                  (k) the other documents delivered by Holdings, the Company, the Subsidiaries, Semiconductor Components Industries of Rhode Island, Inc. ("SCI RI"), Semiconductor Components Industries International of Rhode Island, Inc. ("SCI RI International") and Redbird Acquisition Corp. ("Redbird Acquisition") (each, a "Loan Party," and collectively, the "Loan Parties") at the closing on the date hereof, including copies of (i) the Company's Certificate of Limited Liability Company, certified by the Secretary of State of the State of Delaware, (ii) Holdings' Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware; (iii) the Certificate of Incorporation or the Certificate of Limited Liability Company, as the case may be, of each Subsidiary, certified by the Secretary of State of the State of Delaware; and (iv) the By-Laws or Limited Liability Company Agreement, as the case may be, of each of the Company, Holdings and each Subsidiary, certified by the corporate secretary or an authorized officer, as the case may be, of each of the Company, Holdings or such Subsidiary.

                  In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate and limited liability company records of each of Holdings, the Company and the Subsidiaries and such other instruments and other certificates of public officials, officers and representatives of each of Holdings, the Company and the Subsidiaries and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each Loan Party in the Loan Documents).

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

                  2. Each of Holdings and each Subsidiary is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the State of Delaware.

                  3. Each of the Company, Holdings and each Subsidiary has corporate power or limited liability company power, as the case may be, to own its properties and conduct its business as now conducted, and to enter into each Loan Document to which it is a party and to perform its obligations thereunder.

                  4. The execution and delivery of each of the Loan Documents to which the Company is a party have been duly authorized by all necessary limited liability company action of the Company, and each of the Loan Documents to which the Company is a party has been duly executed and delivered by the Company. Each of the Loan Documents to which the Company is a party is a valid, binding and enforceable agreement of the Company.

                  5. The execution and delivery of each of the Loan Documents to which Holdings is a party have been duly authorized by all necessary corporate action of Holdings, and each of the Loan Documents to which Holdings is a party has been duly executed and delivered by Holdings. Each of the Loan Documents to which Holdings is a party is a valid, binding and enforceable agreement of Holdings.

                  6. The execution and delivery of each of the Loan Documents to which each Subsidiary is a party have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, of each such Subsidiary, and each of the Loan Documents to which such Subsidiary is a party has been duly executed and delivered by such Subsidiary. Each of the Loan Documents to which each Subsidiary is a party is a valid, binding and enforceable agreement of such Subsidiary.

                  7. Assuming that (i) the execution and delivery of each of the Loan Documents to which SCI RI is a party have been duly authorized by all necessary corporate action of SCI RI and (ii) each of the Loan Documents to which SCI RI is a party has been duly executed and delivered by SCI RI, each of the Loan Documents to which SCI RI is a party is a valid, binding and enforceable agreement of SCI RI.

                  8. Assuming that (i) the execution and delivery of each of the Loan Documents to which SCI RI International is a party have been duly authorized by all necessary corporate action of SCI RI International and (ii) each of the Loan Documents to which SCI RI International is a party has been duly executed and delivered by SCI RI International, each of the Loan Documents to which SCI RI International is a party is a valid, binding and enforceable agreement of SCI RI International.

                  9. Assuming that (i) the execution and delivery of each of the Loan Documents to which Redbird Acquisition is a party have been duly authorized by all necessary corporate action of Redbird Acquisition and (ii) each of the Loan Documents to which Redbird Acquisition is a party has been duly executed and delivered by Redbird Acquisition, each of the Loan Documents to which Redbird Acquisition is a party is a valid, binding and enforceable agreement of Redbird Acquisition.

                  10. Except for (i) such filings and other actions as may be required to perfect Liens in favor of the Collateral Agent which the Loan Documents purport to create, (ii) such other consents, approvals, authorizations, registrations and filings as have heretofore been obtained or made by the Loan Parties and (iii) with respect to any securities pledged under the Pledge Agreement, any actions as may be required under federal or state securities laws in connection with a disposition of such securities, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority of the United States or the State of New York is required by any Loan Party for (a) the execution and delivery of any of the Loan Documents to which such Loan Party is a party or (b) the performance by such Loan Party of its obligations under any Loan Document to which it is a party.

                  11. The execution, delivery and performance of each of the Loan Documents to which the Company is a party do not contravene or conflict with the Certificate of Limited Liability Company or Limited Liability Company Agreement of the Company. The execution, delivery and performance of each of the Loan Documents to which Holdings is a party do not contravene or conflict with the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of Holdings. The execution, delivery and performance of each of the Loan Documents to which each Subsidiary is a party do not contravene or conflict with the Certificate of Incorporation or Certificate of Limited Liability Company, as the case may be, or By-Laws or Limited Liability Company Agreement, as the case may be, of such Subsidiary.

                  12. Neither the execution nor the delivery by any Loan Party of any of the Loan Documents to which it is a party will (i) result in the violation by such Loan Party of any federal or New York State statute, rule or regulation of general applicability that is binding on such Loan Party or (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any of the agreements of the Loan Parties listed in Exhibit A hereto.

                  13. None of the Company, Holdings or any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  14. None of the Company, Holdings or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  15. The Pledge Agreement and the Pledge Agreement Supplement No. 1, together with the Reaffirmation Agreement, create in favor of the Collateral Agent for the benefit of the Secured Parties valid security interests in the certificates representing the shares of stock and the promissory notes described in Schedule I to the Pledge Agreement Supplement No. 1 (the "Pledged Securities") as security for the payment of the Obligations (as defined in the Pledge Agreement after giving effect to the Reaffirmation Agreement).

                  16. The Security Agreement and the Security Agreement Supplement No. 1, together with the Reaffirmation Agreement, create in favor of the Collateral Agent for the benefit of the Secured Parties as security for the payment of the Obligations (as defined in the Security Agreement after giving effect to the Reaffirmation Agreement) valid security interests in the Collateral (as defined in the Security Agreement) described in Schedule I to Security Agreement Supplement No. 1 to the extent security interests in such Collateral can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC") (the "Security Agreement Collateral").

                  17. Upon delivery of the Pledged Securities duly endorsed or, in the case of shares of stock, accompanied by stock powers duly executed in blank, to the Collateral Agent in the State of New York, the Collateral Agent will have a perfected security interest in the Pledged Securities having priority over the claims of other creditors to the extent such priority is determined pursuant to the NYUCC, which security interest will remain a perfected security interest for as long as possession thereof is continuously maintained in the State of New York by the Collateral Agent in accordance with the Pledge Agreement.

                  18. The New York UCC Filings are effective to perfect the security interest referred to in paragraph 16 (including without limitation with respect to Obligations of the Company in respect of the Tranche D Term Loans) in the Company's rights in that portion of the Security Agreement Collateral a security interest in which is perfected by filing a financing statement in the State of New York under the NYUCC.

                  In addition, we confirm to you that, based solely on inquiry of the Chief Financial Officer of the Company and of lawyers currently with this firm who have been actively involved in the preparation of the registration statement on Form S-1 originally filed by Holdings on February 18, 2000 with the U.S. Securities and Exchange Commission relating to an offering of shares of Common Stock of Holdings, we know of no legal or governmental proceedings to which the Company or the Subsidiaries is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Company or by us that are required to be disclosed in such registration statement (as amended to date) that are not so disclosed.

                  In arriving at the opinions expressed in numbered paragraphs 15 and 16 above, we have assumed that each of the Loan Parties has rights in the subject Collateral, and we note that, with respect to Collateral in which any Loan Party has no present rights, the Pledge Agreement, the Pledge Agreement Supplement No. 1, the Security Agreement and the Security Agreement Supplement No. 1, as the case may be, will create the security interest referred to in numbered paragraph 15 or 16 only when such Loan Party acquires such rights. We also note that Section 9-103 of the NYUCC provides that perfection and the effect of perfection or non-perfection of a security interest in (a) collateral consisting of goods (other than mobile goods) and chattel paper a security interest in which is perfected by possession, is governed by the law of the jurisdiction in which the goods or the chattel paper are located when the last event on which is based the assertion that the security interest is perfected or unperfected occurs and (b) collateral consisting of accounts, general intangibles, mobile goods and chattel paper a security interest in which is perfected by filing under the Uniform Commercial Code, is governed by the law of the jurisdiction in which the debtor is located.

                  In arriving at the opinions expressed in numbered paragraph 17 above, we have assumed that (i) the Collateral Agent takes delivery of the Pledged Securities for the benefit of the Secured Parties, without notice of any adverse claim, within the meaning of the NYUCC and (ii) each signature on any endorsement or stock power is genuine and duly authorized. We have also assumed that the Pledged Securities of any Person organized in a jurisdiction other than a State of the United States constitute "securities" within the meaning of the NYUCC.

                  We express no opinion with respect to the priority of the Collateral Agent's security interests as against (x) any lien or claim arising by operation of law that is given priority over perfected security interests or
(y) any lien or claim in favor of the United States or any agency or instrumentality thereof, including without limitation any federal tax liens or liens arising under ERISA, or claims given priority pursuant to 31 U.S.C.
Section 3713. In addition, insofar as the security interest secures "future advances" within the meaning of the NYUCC, the priority of such security interest will be subject to the limitations set forth in Sections 9-301(4) and 9-312(7) of the NYUCC.

                  We express no opinion with respect to Article 9 Collateral of a type described in Section 9-401(1)(a) or (b) of the NYUCC or represented by a certificate of title.

                  Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, Holdings or any Subsidiary, they are based solely on the certificates of good standing received from the Secretary of State of the State of Delaware. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Loan Party or the creation or perfection of any security interests, we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company, Holdings or any Subsidiary regarding matters of the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware). The foregoing opinions are also subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity. In addition, certain of the remedial provisions of the Loan Documents may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay).

                  We note that the designations in (i) Section 9.09(b) of the Amended and Restated Credit Agreement, (ii) Section 7.13(a) of the Security Agreement, (iii) Section 18(a) of the Guarantee Agreement and (iv) Section 22(a) of the Pledge Agreement, of the United States District Court of the Southern District of New York, and any appellate court from any thereof as the venue for actions or proceedings relating to the Amended and Restated Credit Agreement, the Security Agreement, the Guarantee Agreement and the Pledge Agreement, respectively are (notwithstanding the waiver in Section 9.09(c) of the Amended and Restated Credit Agreement, Section 7.13(b) of the Security Agreement,
Section 18(b) of the Guarantee Agreement and Section 22(b) of the Pledge Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.

                  With respect to (i) the first sentence of Section 9.09(b) of the Amended and Restated Credit Agreement, (ii) the first sentence of Section 7.13(a) of the Security Agreement, (iii) the first sentence of Section 18(a) of the Guarantee Agreement and (iv) the first sentence of Section 22(a) of the Pledge Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Loan Documents where jurisdiction based on diversity of citizenship under 28 U.S.C.
Section 1332 does not exist.

                  The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

                  We are furnishing this opinion letter to you solely for your benefit in connection with the Loan Documents. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, a permitted transferee who becomes a party to the Amended and Restated Credit Agreement as a Lender thereunder, and you or any such transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                      Very truly yours,

                                      CLEARY, GOTTLIEB, STEEN & HAMILTON



                                      By______________________________________
                                           Stephen H. Shalen, a partner

                                  EXHIBIT B-1

            [Form of Opinion of Cleary, Gottlieb, Steen & Hamilton]

                                   SCHEDULE I

SCG International Development LLC

SCG (Malaysia SMP) Holding Corporation

SCG (Czech) Holding Corporation

SCG (China) Holding Corporation

Semiconductor Components Industries Puerto Rico, Inc.

                                    EXHIBIT A

1. Reorganization Agreement by and among Motorola, Inc., Holdings and the Company dated as of May 11, 1999

2. Transition Services Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

3. Equipment Lease and Repurchase Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

4. Equipment Passdown Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

5. SCG Assembly Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

6. SCG Foundry Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

7. Motorola Assembly Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

8. Motorola Foundry Agreement between Motorola, Inc. and the Company dated as of July 31, 1999.

9. Employee Matters Agreement among Motorola, Inc., the Company and Holdings dated as of May 11, 1999.

10. Amended and Restated Intellectual Property Agreement dated as of August 4, 1999 among the Company and Motorola Inc.

11. Indenture dated as of August 4, 1999 among the Company, Holdings and State Street Bank and Trust Company, as trustee.

                                  EXHIBIT B-2

                   [Form of McDermott, Will & Emery opinion]



                                                                 April 3, 2000

SCG Holding Corporation
5005 E. McDowell Road
M/D: C302
Phoenix, AZ 85008

     Re: Sale of Cherry Semiconductor Corporation

Ladies and Gentlemen:

     We have acted as counsel to the Cherry Corporation ("Company"), a Delaware corporation, in connection with the preparation, execution and delivery of the Stock Purchase Agreement, dated as of March 8, 2000, as amended by Letter Agreement dated March 31, 2000 (the "Agreement") among the Company, SCG Holding Corporation and Semiconductor Components Industries, LLC, a Delaware limited liability company ("Buyer"), and certain other instruments and documents related to the Agreement. This opinion is being delivered pursuant to Section 3.3(b) of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Agreement.

     In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company, Cherry Semiconductor Corporation, a Rhode Island corporation (the "Subsidiary"), and their respective officers and other representatives and of public officials, including the facts set forth in the Company Officer's Certificate and the Subsidiary Officer's Certificate described below.

     In rendering opinions set forth herein, we have examined and relied on originals or copies of the following:

     (a)  the Agreement;

     (b) certificate of the Company executed by the Chief Executive Officer of the Company dated the date hereof a copy of which is attached as Exhibit A hereto (the "Company Officer's Certificate");

     (c) certificate of the Subsidiary executed by the President of the Subsidiary dated the date hereof a copy of which is attached as Exhibit B hereto (the "Subsidiary Officer's Certificate");

     (d)  copies of the Certificate of Incorporation and By-laws of the Company;

     (e)  copies of the Articles of Incorporation and By-laws of the Subsidiary;

     (f) certified copies of certain resolutions of the Boards of Directors of the Company and the Subsidiary regarding the Agreement and related matters; and

     (g) certificates from public officials in the states of Delaware, Illinois and Rhode Island as to the good standing of the Company in Delaware and Illinois and the Subsidiary in Rhode Island.

     We have also examined such other corporate documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions, we have, without independent verification, relied upon all of the foregoing.

     We are admitted to the Bar in the state of Illinois. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Illinois, (ii) the General Corporation Law of the State of Delaware, (iii) the laws of the state of Rhode Island, (iv) the federal laws of the United States of America to the extent specifically referred to herein, and (v) based solely on the certificates of public officials previously identified with respect to our opinion with respect to the Company's qualifications to do business and good standing.

     Our opinions are subject to the following assumptions and qualifications:

     (a) the Agreement constitutes the legal, valid and binding obligation of each party to the Agreement (other than the Company) enforceable against such parties (other than the Company) in accordance with its terms;

     (b) we express no opinion as to the effect on the opinions herein stated of (i) the compliance or non-compliance of any party (other than the Company) to the Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of such other parties.

     (c) In rendering our opinions expressed below, we express no opinion as to the applicability or effect of any preference or similar law on the Agreement or any transaction contemplated thereby;

     (d) In rendering our opinions expressed below, we express no opinion as to the ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county or other political subdivision of any state (as opposed to the laws of the state itself).

     (e) For purposes of this opinion, we have assumed that the representations and warranties of each of the parties to the Agreement are true and correct (other than with respect to legal conclusions opined to herein).

     (f) For purposes of this opinion, our knowledge is limited to the knowledge of attorneys at McDermott, Will & Emery that have performed significant services for the Company.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Company is validly existing and in good standing under the laws of the State of Delaware. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect.

          2. The Company has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by requisite corporate action on the part of the Company. The Agreement has been duly executed and delivered by the Company.

          3. The Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to the following qualifications;

               (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (ii) we express no opinion as to: the enforceability of any rights to contribution or indemnification provided for in the Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                (iii) we express no opinion with respect to the enforceability of (a) Section 14.1 of the Agreement to the extent that it provides that provisions of the Agreement may only be waived in writing,
     (b) Section 12.2 of the Agreement to the extent that any recovery of attorneys' fees is limited to reasonable attorneys' fees, or (c) Section
     14.8 of the Agreement to the extent it states that the provisions of the Agreements are severable.

          4. The execution and delivery by the Company of the Agreement and performance by the Company of its obligations under the Agreement in accordance with its terms, do not conflict with (i) the Certificate of Incorporation or By-laws of the Company or the Articles of Incorporation or By-laws of the Subsidiary, or (ii) any statute, law, rule, regulation, judgement, decree, order, or injunction of any governmental authority applicable to the Company or Subsidiary, or their respective properties or assets, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Material Adverse Effect.

          5. No approval, authorization, order or consent of any court or regulatory body, or other governmental body, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by the Company except filings required by the Hart-Scott-Rodino Antitrust Improvements Act and, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Material Adverse Effect.

          6. The authorized capital stock of the Subsidiary consists of 250,000 shares of Subsidiary Common Stock. As of the date hereof, 160,190 shares of Subsidiary Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, and are owned of record by the Company. To our knowledge, the Company has good title to the Subsidiary Common Stock, free and clear of all liens, claims and encumbrances.

          7. Except as set forth in the Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights of any kind or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Subsidiary or the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital of the Subsidiary. There are no voting trusts, proxies or other agreements or understandings of any kind to which Subsidiary or the Company is a party or is bound with respect to the voting of any shares of capital stock of the Subsidiary.

     The opinions rendered herein are as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur. This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or any other person without our prior written consent, except that the Agents and Lenders under the Amended and Restated Credit Agreement dated March 31, 2000 among SCG Holding Corporation, Semiconductor Components Industries, LLC, the Lenders listed therein, the Chase Manhattan Bank as Administrative Agent, Credit Lyonnais New York Branch, DLJ Capital Funding, Inc., and Lehman Commercial Paper Inc. as Co-documentation Agents may rely upon this letter with respect to the opinions set forth in paragraphs 1, 2 and 3 above.

                                             Very truly yours,

                                             McDermott, Will & Emery

                                                                       Exhibit A

                               CERTIFICATE OF THE
                           CHIEF EXECUTIVE OFFICER OF
                             THE CHERRY CORPORATION

                                 -------------

The undersigned, being the duly elected, qualified and acting Chief Executive Officer of The Cherry Corporation, a Delaware corporation (the "Company"), for purposes of the opinions to be rendered by McDermott, Will & Emery in connection with the sale by the Company of the common stock of Cherry Semiconductor Corporation (the "Subsidiary") (unless otherwise defined herein, all terms set forth herein have the same meaning ascribed to such terms in the Stock Purchase Agreement (the "Agreement") dated as of March 8, 2000, as amended by Letter Agreement dated March 31, 2000, by and among the Company, SCG Holding Corporation, a Delaware corporation, and Semiconductor Components Industries, LLC, a Delaware limited liability company), DOES HEREBY CERTIFY as follows:

(a) The authorized, issued and outstanding capital stock of the Subsidiary is as set forth under Section 3.2 of the Stock Purchase Agreement; none of the shares of capital stock of the Subsidiary is subject to preemptive rights, options, calls, subscriptions, restrictions, rights of any kind or warrants, including the right of conversion or exchange under any outstanding security, instrument or other agreement or other rights to subscribe for or purchase any of the Subsidiary Common Stock to be sold by the Company pursuant to the Agreement;

(b) All of the issued and outstanding Subsidiary Common Stock is owned by the Company, and is held free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

(c) Except as disclosed in or specifically contemplated by the Agreement, there are no other rights calling for the issuance of, and no commitments, understandings, plans or arrangements to issue, any shares of capital stock of the Subsidiary or any security convertible into or exchangeable for capital stock of the Subsidiary;

(d) There are no voting trusts, proxies, or other agreements or understandings of any kind to which Subsidiary or the Company is a party or is bound with respect to Subsidiary Common Stock;

(e) There are no legal or governmental actions, suits or proceedings pending or threatened against the Company or the Subsidiary;

(f) Except as scheduled to the Agreement, there are material legal suits, actions or proceedings to which the Subsidiary is a party;

(g) To my knowledge, the Company and the Subsidiary are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject; and

(h) The representations and warranties of the Company set forth in Section 4 of the Agreement are true and correct as of the date hereof.

(i) Attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the
           day of           , 2000.


                                                         -----------------------
                                                         Peter B. Cherry
                                                         Chief Executive Officer

                                                                       Exhibit B

                               CERTIFICATE OF THE
                                  PRESIDENT OF
                        CHERRY SEMICONDUCTOR CORPORATION


The undersigned, being the duly elected, qualified and acting President of Cherry Semiconductor Corporation, a Rhode Island corporation (the "Subsidiary"), for purposes of the opinions to be rendered by McDermott, Will & Emery in connection with the sale by The Cherry Corporation (the "Company") of the common stock of Cherry Semiconductor Corporation (unless otherwise defined herein, all terms set forth herein have the same meaning ascribed to such terms in the Stock Purchase Agreement (the "Agreement") dated as of March 8, 2000, as amended by Letter Agreement dated March 31, 2000, by and among The Cherry Corporation, SCG Holding Corporation, a Delaware corporation, and
Semiconductor Components Industries, LLC, a Delaware limited liability company), DOES HEREBY CERTIFY as follows:

(a) The authorized, issued and outstanding capital stock of the Subsidiary is as set forth under Section 3.2 of the Stock Purchase Agreement; none of the shares of capital stock of the Subsidiary is subject to preemptive rights, options, calls, subscriptions, restrictions, rights of any kind or warrants, including the right of conversion or exchange under any outstanding security, instrument or other agreement or other rights to subscribe for or purchase any of the Subsidiary Common Stock to be sold by the Company pursuant to the Agreement;

(b) All of the issued and outstanding Subsidiary Common Stock is owned by the Company, and is held free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

(c) Except as disclosed in or specifically contemplated by the Agreement, there are no other rights calling for the issuance of, and no commitments, understandings, plans or arrangements to issue, any shares of capital stock of the Subsidiary or any security convertible into or exchangeable for capital stock of the Subsidiary;

(d) There are no voting trusts, proxies, or other agreements or understandings of any kind to which Subsidiary or the Company is a party or is bound with respect to Subsidiary Common Stock;

(e) There are no legal or governmental actions, suits or proceedings pending or threatened against the Company or the Subsidiary;

(f) Except as scheduled to the Agreement, there are material legal suits, actions or proceedings to which the Subsidiary is a party;

(g) To my knowledge, the Company and Subsidiary are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject; and

(h) The representations and warranties of the Company set forth in Section 4 of the Agreement are true and correct as of the date hereof.

(i) Attached hereto are true and correct copies of the Certificate of Incorporation and Bylaws of the Subsidiary.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of _______________, 2000.



                                        --------------------------
                                        Alfred Budnick
                                        President

                                                                       Exhibit C


                                            GUARANTEE AGREEMENT dated as of
                                    August 4, 1999, among SCG HOLDING
                                    CORPORATION, a Delaware corporation
                                    ("Holdings"), each of the subsidiaries
                                    listed on Schedule I hereto (each such
                                    subsidiary individually, a "Subsidiary" and, collectively, the "Subsidiaries"; and each such Subsidiary and Holdings, individually, a "Guarantor" and, collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).


         Reference is made to the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Semiconductor Components Industries, LLC, a Delaware limited liability company (the "Borrower"), Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiaries is a direct or indirect subsidiary of Holdings and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and
(d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise; (b) any recision, waiver (except the effect of any waiver obtained pursuant to Section 12(b)), amendment or modification of, or any release from any terms or provisions of any other Loan Document, any other Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Guarantors or other obligors.

         SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects.

         SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). In the event that a Guarantor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address or telecopy number set forth in Schedule I, with a copy to the Borrower.

         SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated or the LC Exposure does not equal zero.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

         SECTION 20. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor then existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including any other rights of setoff) which such Secured Party may have.



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       SCG HOLDING CORPORATION,



                                       By_________________________________
                                       Name:   Jean-Jacques Morin
                                       Title:   Vice President



                                       EACH OF THE SUBSIDIARIES LISTED ON
                                       SCHEDULE I HERETO,


                                       By: ____________________________
                                       Name:   Jean-Jacques Morin
                                       Title:   Vice President

                                       THE CHASE MANHATTAN BANK, as
                                       Collateral Agent,



                                       By_________________________________
                                       Name:
                                       Title:

                                                               Schedule I to the
                                                             Guarantee Agreement


            Guarantor                                            Address
            ---------                                            -------
      1.
      2.
      3.
      4.
      5.
      6.

                                                                  Annex 1 to the
                                                             Guarantee Agreement


                           SUPPLEMENT NO. [ ] dated as of [ ], to the Guarantee
               Agreement dated as of August 4, 1999, among SCG HOLDING CORPORATION, a Delaware corporation ("Holdings"), each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Subsidiary" and, collectively, the "Subsidiaries"; and each such Subsidiary and Holdings, individually, a "Guarantor" and, collectively, the "Guarantors"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).


      A. Reference is made to the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Semiconductor Components Industries, LLC, a Delaware limited liability company (the "Borrower"), Holdings, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

      C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

      Accordingly, the Collateral Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

      SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

      IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.


                                      [NAME OF NEW GUARANTOR],


                                      By_______________________________________
                                      Name:
                                      Title:
                                      Address:



                                      THE CHASE MANHATTAN BANK, as Collateral
                                      Agent,


                                      By_______________________________________
                                      Name:
                                      Title:

                                                                       Exhibit D


                                           INDEMNITY, SUBROGATION and
                                    CONTRIBUTION AGREEMENT dated as of August 4,
                                    1999, among SEMICONDUCTOR COMPONENTS
                                    INDUSTRIES, LLC, a Delaware limited
                                    liability company (the "Borrower"), each subsidiary of SCG Holding Corporation, a Delaware corporation ("Holdings"), listed on
                                    Schedule I hereto (each such subsidiary
                                    individually, a "Subsidiary" and, each such Subsidiary and Holdings, individually, a "Guarantor" and, collectively, the "Guarantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).


         Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents, and (b) the Guarantee Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed the Obligations (as defined in the Guarantee Agreement) pursuant to the Guarantee Agreement; the Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees pursuant to (a) the Pledge Agreement and (b) the Security Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Collateral Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other

Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of each of the Guarantors under Sections 1 and 2 and all other rights of each of the Guarantors in respect of indemnity, contribution or subrogation from any other Loan Party under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Obligations which are then due and payable whether at maturity, by acceleration or otherwise. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero, the Issuing Bank is still obligated to issue Letters of Credit under the Credit Agreement and any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the

Collateral Agent, subject to any consent required in accordance with Section
9.02 of the Credit Agreement.

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the consent required in accordance with Section
9.02 of the Credit Agreement. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated or the LC Exposure does not equal zero.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                      SEMICONDUCTOR COMPONENTS
                                      INDUSTRIES, LLC.,


                                      By_________________________________
                                      Name:   Jean-Jacques Morin
                                      Title:   Vice President



                                      EACH OF THE OTHER SUBSIDIARIES
                                      LISTED ON SCHEDULE I HERETO, as a
                                      Guarantor,


                                      By_________________________________
                                      Name:   Jean-Jacques Morin
                                      Title:   Vice President



                                      THE CHASE MANHATTAN BANK, as
                                      Collateral Agent,


                                      By________________________________
                                      Name:
                                      Title:

                                                               Schedule I to the
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement


                                   GUARANTORS

                 Guarantor                                    Address
                 ---------                                    -------
      1.
      2.
      3.
      4.
      5.
      6.

                                                                  Annex 1 to the
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement


                           SUPPLEMENT NO. [          ] dated as of [          ],
               to the Indemnity, Subrogation and Contribution Agreement dated as of August 4, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the "Borrower"), each subsidiary of SCG Holding Corporation, a Delaware corporation ("Holdings"), listed on Schedule I thereto (each such subsidiary individually, a "Subsidiary" and, each such Subsidiary and Holdings, individually, a "Guarantor" and, collectively, the "Guarantors"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).


      A. Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, SCG Holding Corporation, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents, and (b) the Guarantee Agreement.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

      C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

      Accordingly, the Collateral Agent and the New Guarantor agree as follows:

      SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

      SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

      SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

      IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                     [NAME OF NEW GUARANTOR],


                                     By_______________________________________
                                     Name:
                                     Title:
                                     Address:


                                     THE CHASE MANHATTAN BANK, as Collateral
                                     Agent,


                                     By_______________________________________
                                     Name:
                                     Title:

                                                Schedule I to Supplement No. [ ]
                                               to the Indemnity, Subrogation and
                                                          Contribution Agreement



                                    GUARANTOR

Name                                Address
----                                -------

                                                                  EXECUTION COPY


                                                                       Exhibit E








                                         PLEDGE AGREEMENT dated as of August 4,
                                 1999, among SEMICONDUCTOR COMPONENTS
                                 INDUSTRIES, LLC, a Delaware limited liability company (the "Borrower"), SCG HOLDING CORPORATION, a Delaware corporation ("Holdings"), each subsidiary of Holdings listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower, Holdings and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent ") for the Secured Parties (as defined in the Security Agreement).


         Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents, and (b) the Guarantee Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among Holdings, the Subsidiary Pledgors and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

      The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Pledgors have agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide under certain circumstances, cash collateral in connection therewith and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and
(d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Obligations").

      Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

      SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it which are listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Interests"); provided that (i) the Pledged Interests shall not include more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the Pledged Interests shall not include any Equity Interests in any Foreign Joint Venture Company to the extent that such a Pledge is prohibited by the constitutive documents of such Foreign Joint Venture Company or (iii) to the extent that applicable law requires that a Subsidiary of such Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to
Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Interests, any Pledged Debt Securities or any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

      (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

      SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

         (a) the Pledged Interests represent that percentage as set forth on
      Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

         (b) except for the security interest granted hereunder, such Pledgor
      (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

         (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

         (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

         (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

         (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

         (g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

         (h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

         (i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

      SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as subagent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

         (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

         (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

         (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

      (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

      (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this
Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

      SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

      SECTION 7. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

         FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

         SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

         THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

      (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in
Section 2.13(c) of the Credit Agreement.

      SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

      SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

      SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12.

Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

      SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

      SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraph
(a) or (b) or Section 17, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at the address or telecopy number set forth on Schedule I, with a copy to the Borrower.

      SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

      SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. In the event that a Pledgor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

      SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Obligation remains unpaid and as long as the Commitments have not been terminated or the LC Exposure does not equal zero.

      (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

      (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 24. Additional Pledgors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      SEMICONDUCTOR COMPONENTS INDUSTRIES,
                                      LLC,

                                      By_______________________________________
                                        Name: Jean-Jacques Morin
                                        Title:   Vice President


                                      SCG HOLDING CORPORATION,

                                      By_______________________________________
                                        Name:   Jean-Jacques Morin
                                        Title:   Vice President


                                      EACH OF THE OTHER SUBSIDIARIES LISTED ON
                                      SCHEDULE I HERETO,


                                      By______________________________________
                                        Name:   Jean-Jacques Morin
                                        Title:   Vice President


                                      THE CHASE MANHATTAN BANK, as Collateral
                                      Agent,


                                      By_______________________________________
                                        Name:
                                        Title:

                                                               Schedule I to the
                                                                Pledge Agreement


                               SUBSIDIARY PLEDGORS


                   Name                              Address
                   ----                              -------

      1.
      2.
      3.
      4.
      5.
      6.

                                                              Schedule II to the
                                                                Pledge Agreement



                     CAPITAL STOCK OR OTHER EQUITY INTERESTS





                                                            Number and            Percentage
                                                            Class of              of
                                                            Shares                Shares
                                                            or Other              or Other
                 Number of           Registered             Equity                Equity
Issuer           Certificate            Owner               Interests             Interests
------           -----------         ----------             ---------             ---------








                                 DEBT SECURITIES


                     Principal
Issuer               Amount                 Date of Note          Maturity Date
------               ---------              ------------          -------------


                                                                  Annex 1 to the
                                                                Pledge Agreement









                         SUPPLEMENT NO. [ ] dated as of [ ], to the PLEDGE
              AGREEMENT dated as of August 4, 1999, among SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the "Borrower"), SCG HOLDING CORPORATION, a Delaware corporation ("Holdings"), and each subsidiary of Holdings listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower, Holdings and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement )

         A. Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents, and (b) the Guarantee Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among Holdings, the Subsidiary Pledgors and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

         C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party. Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Pledgor agree as follows:

         SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor there under are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counter parts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

         SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto, below, with a copy to the Borrower.

         SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.



                                         [NAME OF NEW PLEDGOR],


                                         By_____________________________________
                                           Name:
                                           Title:
                                           Address:


                                         THE CHASE MANHATTAN BANK, as Collateral
                                         Agent,


                                         By_____________________________________
                                           Name:
                                           Title:

                                                                   Schedule I to
                                                              Supplement No. [ ]
                                                         to the Pledge Agreement








                      Pledged Securities of the New Pledgor


                     CAPITAL STOCK OR OTHER EQUITY INTERESTS


                                                       Number and       Percentage
                                                       Class of         of
                                                       Shares           Shares
                                                       or Other         or Other
                 Number of           Registered        Equity           Equity
Issuer           Certificate            Owner          Interests        Interests
------           -----------         ----------        ---------        ---------




                                 DEBT SECURITIES


                   Principal
Issuer             Amount             Date of Note         Maturity Date
------             ---------          ------------         -------------



                                                                       Exhibit F


                                            SECURITY AGREEMENT dated as of
                                    August 4, 1999, among SEMICONDUCTOR
                                    COMPONENTS INDUSTRIES, LLC, a Delaware
                                    limited liability company (the "Borrower"),
                                    SCG HOLDING CORPORATION, a Delaware
                                    corporation ("Holdings"), each subsidiary of
                                    Holdings listed on Schedule I hereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or, with Holdings, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).


         Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents and (b) the Guarantee Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" shall mean all "accounts" (as defined in the Uniform Commercial Code as in effect in the State of New York ("UCC")) of any Grantor and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property and (h) Proceeds.

         "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such Person is the Entitlement Holder.

         "Equipment" shall mean "equipment" (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

         "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" shall mean all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" shall mean "inventory" (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

         "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of Holdings.

         "Proceeds" shall mean "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include , (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and
(iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Parties" shall mean (a) the Lenders, (b) the Issuing Bank, (c) the Administrative Agent, (d) the Collateral Agent, (e) each counterparty to a Hedging Agreement entered into with the Borrower or any Loan Party if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

         "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

         "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                   ARTICLE III

                         Representations and Warranties

         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C.
Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. Section 205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.


                                   ARTICLE IV

                                    Covenants

         SECTION 4.01. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

         SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

         SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         SECTION 4.04. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party in accordance with and subject to the provisions set forth in Section 9.12 of the Credit Agreement.

         SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         SECTION 4.06. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         SECTION 4.08. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         SECTION 4.09. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

         SECTION 4.10. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         SECTION 4.11. Legend. If any Accounts Receivable of any Grantor are evidenced by chattel paper, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.12. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                    ARTICLE V

                                Power of Attorney

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral

Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section
7.06 shall be payable on written demand therefor.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent, the Issuing Bank and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

         SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

         SECTION 7.15. Additional Grantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter in to this Agreement as a Grantor upon becoming a Subsidiary Loan Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     SEMICONDUCTOR COMPONENTS
                                     INDUSTRIES, LLC,


                                     By_________________________________
                                     Name:  Jean-Jacques Morin
                                     Title:   Vice President



                                     SCG HOLDING CORPORATION,


                                     By_________________________________
                                     Name:  Jean-Jacques Morin
                                     Title:   Vice President


                                     EACH OF THE OTHER GUARANTORS
                                     LISTED ON SCHEDULE I HERETO,



                                     By______________________________
                                           Name:   Jean-Jacques Morin
                                           Title:   Vice President


                                     THE CHASE MANHATTAN BANK, as
                                     Collateral Agent,


                                     By__________________________
                                      Name:
                                      Title:

                                                               Schedule I to the
                                                              Security Agreement


                                   GUARANTORS


             Guarantors                                       Address
             ----------                                       -------
      1.
      2.
      3.
      4.
      5.
      6.

                                                              Schedule II to the
                                                              Security Agreement


                                   COPYRIGHTS

                                                             Schedule III to the
                                                              Security Agreement

                                    LICENSES

                                                              Schedule IV to the
                                                              Security Agreement


                                     PATENTS

                                                               Schedule V to the
                                                              Security Agreement


                                   TRADEMARKS

                                                                  Annex 2 to the
                                                              Security Agreement

                                    [Form of]

                             PERFECTION CERTIFICATE


         Reference is made to (a) the Credit Agreement, dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SCG HOLDING CORPORATION ("Holdings"), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"), and CREDIT LYONNAIS NEW YORK BRANCH, DLJ CAPITAL FUNDING, INC. and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents (in such capacity, the "Documentation Agents" and, together with the Administrative Agent and the Collateral Agent, the "Agents") and (b) the Security Agreement, dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") among the Grantors and the Collateral Agent. Capitalized terms used herein but not defined herein having the respective meanings set forth in the Credit Agreement and the Security Agreement.

         The undersigned, a Financial Officer of Holdings, hereby certify to the Agents and each other Secured Party as follows:

         1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:


         (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:


         (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:


         (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:


          Grantor      Mailing Address        County        State
          -------      ---------------        ------        -----

         (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):


          Grantor      Mailing Address        County        State
          -------      ---------------        ------        -----


         (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:


          Grantor      Mailing Address        County        State
          -------      ---------------        ------        -----


         (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:


          Grantor      Mailing Address        County        State
          -------      ---------------        ------        -----


         (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:


          Grantor      Mailing Address        County        State
          -------      ---------------        ------        -----


         3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

         4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 4 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where a Grantor has Collateral as identified in Section 2 hereof.

         5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.

         6. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid or provided for.

         7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding Equity Interests of each Subsidiary (including the Borrower) and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 7 is each Equity Interest of Holdings and each Subsidiary (including the Borrower) that represents 50% or less of the equity of the entity in which such investment was made.

         8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by Holdings and each Subsidiary (including the Borrower) and all intercompany notes between Holdings and each Subsidiary (including the Borrower) and between each Subsidiary (including the Borrower) and each other such Subsidiary (including the Borrower).

         9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by Holdings to any Subsidiary (including the Borrower) or made by any Subsidiary (including the Borrower) to Holdings or to any other Subsidiary (including the Borrower), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any Subsidiary (including the Borrower).

         10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the entity that owns such property as such name appears in its certificate of formation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ]th day of [ ].

                                      SCG HOLDING CORPORATION,

                                       by
                                         -------------------------------------
                                         Name:
                                         Title: [Financial Officer]

                                                                  Annex 3 to the
                                                              Security Agreement


                           SUPPLEMENT NO. [ ] dated as of [ ], to the Security
                  Agreement dated as of August 4, 1999, among SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the "Borrower"), SCG HOLDING CORPORATION, a Delaware corporation ("Holdings"), each subsidiary of Holdings listed on Schedule I thereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or, with Holdings, the "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined therein).


         A. Reference is made to (a) the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents, and (b) the Guarantee Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Guarantors and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

         C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter in to this Agreement as a Grantor upon becoming a Subsidiary Loan Party. Section 7.15 of the Security Agreement provides that such Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                      [NAME OF NEW GRANTOR],


                                      By_____________________________
                                        Name:
                                        Title:
                                        Address:


                                       THE CHASE MANHATTAN BANK, as
                                       Collateral Agent,


                                       By_____________________________
                                         Name:
                                         Title:

                                                                      Schedule I
                                                           to Supplement No. [ ]
                                                       to the Security Agreement


                             LOCATION OF COLLATERAL



     Description                                                   Location
     -----------                                                   --------

                                                                       Exhibit G




                        COLLATERAL ASSIGNMENT dated as of August 4, 1999,
                  between SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company (the "Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties.

            Reference is made to the Credit Agreement dated as of August 4, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Credit Lyonnais New York Branch, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc., as co-documentation agents.

            All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Borrower of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through
(d) being collectively called the "Obligations").

            Accordingly, the Borrower and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

            SECTION 1. Collateral Assignment. As collateral security for the Obligations, the Borrower hereby assigns to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties a security interest in, all of the Borrower's right, title and interest in, to and under the following contracts and instruments, as the same may be modified, amended or supplemented from time to time:

            (a) the Transition Agreements; and

            (b) such other contracts and instruments of the Borrower as the Collateral Agent shall designate from time to time to the Borrower in writing unless such assignment is prohibited (i) by the terms thereof, and the Borrower cannot reasonably obtain a waiver or an amendment of such prohibition or (ii) by applicable law.

The contracts and instruments listed in clauses (a) and (b), as amended and in effect from time to time, are referred to collectively as the "Assigned Contracts". The security interest assigned by this Section 1 shall include (a) any and all rights to receive and demand payments under any and all Assigned Contracts, (b) any and all rights to receive and compel performance under any and all Assigned Contracts, (c) the right to make all waivers, amendments, determinations and agreements of or under any and all Assigned Contracts, (d) the right to take such action, including commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Assigned Contracts or by law and (e) any and all other rights, interests and claims now existing or hereafter arising under or in connection with any and all Assigned Contracts.

            SECTION 2. Agreements, Representations and Warranties. The Borrower further agrees, represents and warrants to the Collateral Agent and the Secured Parties that:

            (a) as of the date hereof, the Assigned Contracts are in full force and effect, there being no default thereunder by the Borrower. The Borrower will not permit any waiver, supplement, amendment, change or modification to be made to the Assigned Contracts, without the written consent of the Collateral Agent, except as permitted in accordance with Section 6.11(b) of the Credit Agreement; and

            (b) it has the right, power and authority to grant to the Collateral Agent a security interest in its right, title and interest in and to the Assigned Contracts. It has not heretofore hypothecated, assigned, mortgaged, pledged, encumbered or otherwise transferred its right, title or interest under the Assigned Contracts in any manner to any person other than the Collateral Agent, nor will it do so at any time hereafter without the Collateral Agent's prior written consent in each instance. Any such assignment, mortgage, pledge or encumbrance without the Collateral Agent's consent shall be void and of no force or effect.

            SECTION 3. No Obligations for Collateral Agent. The Borrower specifically acknowledges and agrees that the Collateral Agent does not assume, and shall have no responsibility for, the performance of any obligations to be performed under or with respect to the Assigned Contracts or by it and it hereby agrees to indemnify and hold harmless the Collateral Agent with respect to any and all claims by any person relating to such obligations. The Collateral Agent, in its discretion, may file or record this Agreement. The Collateral

Agent agrees to notify the Borrower promptly after any such filing or recording.

            SECTION 4. Remedies upon Default. Upon the commencement and during the continuance of an Event of Default, the Collateral Agent may, at its option, without notice to or demand upon the Borrower (both of which are hereby waived for the purpose of this Section 4), in addition to all other rights and remedies provided under any of the Loan Documents, in its own name or the name of the Borrower, demand, sue upon or otherwise enforce the Assigned Contracts to the same extent as if the Collateral Agent were the party named in the Assigned Contracts, and exercise all other rights of the Borrower under the Assigned Contracts in such manner as it may determine. Any moneys actually received by the Collateral Agent pursuant to the exercise of any of the rights and remedies granted in this Collateral Assignment shall be applied as provided in the Security Agreement.

            SECTION 5. Reimbursement of Collateral Agent. (a) The Borrower agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Borrower to perform or observe any of the provisions hereof applicable to it.

            (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to any of the Assigned Contracts, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee.

            (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 5 shall be payable upon written demand therefor.

            SECTION 6. Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, as the true and lawful attorney-in-fact and agent of the Borrower, with power of substitution for the

Borrower and in the Borrower's name, the Collateral Agent's name or otherwise for the use and benefit of the Collateral Agent (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Assigned Contracts or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Assigned Contracts; (c) to sign the name of the Borrower on any invoice or bill of lading relating to any of the Assigned Contracts; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Assigned Contracts or to enforce any rights in respect of any Assigned Contracts; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Assigned Contracts; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Assigned Contracts, and to do all other acts and things necessary to carry out the purposes of this Collateral Assignment, as fully and completely as though the Collateral Agent were the Borrower named in the Assigned Contracts; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Assigned Contracts or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Assigned Contracts or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Borrower for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section 6 shall in no event relieve the Borrower of any of its obligations hereunder or under the other Loan Documents with respect to the Assigned Contracts or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Assigned Contracts or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right that it may have on the date of this Collateral Assignment or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

            SECTION 7. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent, the Issuing Bank and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Borrower with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

            SECTION 8. Security Interest Absolute. All rights of the Collateral Agent hereunder and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Agreement.

            SECTION 9. Termination. This Agreement shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement. Upon such termination, the Collateral Agent shall take such action as the Borrower shall reasonably request at the expense of the Borrower to reassign and deliver to the Borrower, without recourse or warranty, the Assigned Contracts and related documents, if any, in which the Collateral Agent shall have any interest under this Collateral Assignment and which shall then be held by the Collateral Agent or be in its possession and the Borrower's obligations hereunder and the security interest of the Collateral Agent in the Assigned Contracts shall terminate. In connection with any termination or release, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower's expense, all Uniform Commercial Code termination statements and similar documents that the Borrower shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 9 shall be without recourse to or warranty by the Collateral Agent.

            SECTION 10. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

            SECTION 11. Further Assurances. The Borrower covenants to execute and deliver to the Collateral Agent, promptly after demand, such additional assurances, writings or other instruments as may reasonably be required by the Collateral Agent to effectuate the purposes hereof.

            SECTION 12. Binding Effect: Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to the Borrower when a counterpart hereof executed on behalf of the Borrower shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Borrower and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Borrower shall have no right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents.

            SECTION 13. Survival of Agreement: Severability. (a) All covenants. agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans and the issuance by the Issuing Bank of Letters of Credit, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK.

            SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 12), and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

            SECTION 16. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

            SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        SEMICONDUCTOR COMPONENTS
                                        INDUSTRIES, LLC,

                                          by

                                          -------------------------------
                                          Name: Jean-Jacques Morin
                                          Title:  Vice President

                                        THE CHASE MANHATTAN BANK, as
                                        Collateral Agent,

                                          by

                                          --------------------------------
                                        Name:
                                        Title:

                                                               EXHIBIT H



                        REAFFIRMATION AGREEMENT, dated as
                  of _______________, 2000 (as the same may from time to time be amended, supplemented or otherwise modified, this "Agreement"), among SCG Holding Corporation, a Delaware corporation ("Holdings"), Semiconductor Components Industries, LLC, a Delaware limited liability company (the Borrower"), each Subsidiary of Holdings listed on Schedule I hereto (the "Subsidiaries" and, together with Holdings and the Borrower, the "Reaffirming Parties") and THE CHASE MANHATTAN BANK, as Administrative Agent, Issuing Bank and Collateral Agent (in such capacities, "Chase") for the benefit of the Lenders (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Amended and Restated Credit Agreement referred to below).


            WHEREAS Holdings, the Borrower, each of the Lenders and Chase have entered into the Credit Agreement, dated as of August 4, 1999, as amended and restated as of ______________, 2000 (the "Amended and Restated Credit Agreement");

            WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of Holdings and the Borrower entering into the Amended and Restated Credit Agreement and as a result of the Amended and Restated Credit Agreement becoming effective; and

            WHEREAS the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Amended and Restated Credit Agreement;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                     Reaffirmation/Amendment and Restatement

            SECTION 1.01. Reaffirmation. Each of the Reaffirming Parties hereby consents to the Amended and Restated Credit Agreement and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, and agrees that notwithstanding the effectiveness of the Amended and Restated Credit Agreement such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Lenders and the other Secured Parties under the Amended and Restated Credit Agreement.

            SECTION 1.02. Amendment and Restatement. On and after the effectiveness of the Amended and Restated Credit Agreement, (i) each reference in each of the Collateral Assignment, the Pledge Agreement, the Security Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement (such agreements referred to herein collectively as the "Collateral Documents") to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement (as such agreement may be amended, modified or supplemented and in effect from time to time), (ii) the definition of any term defined in any Collateral Document by reference to the terms defined in the Original Credit Agreement shall be amended to be defined by reference to the defined term in the Amended and Restated Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time, (iii) Schedules I through V to the Security Agreement are hereby amended and restated in their entirety as set forth on Schedules I through V, respectively, hereto and (iv) Schedule II to the Pledge Agreement is hereby amended and restated in its entirety as set forth on Annex II attached hereto.


                               ARTICLE II

                     Representations and Warranties

            Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

            SECTION 2.01. Organization. Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

            SECTION 2.02. Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 2.03. Loan Documents. The representations and warranties of such Reaffirming Party contained in each Loan Document are true and correct in all material respects on and as of the Restatement Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.


                               ARTICLE III

                              Miscellaneous

            SECTION 3.01. Indemnity. Each Reaffirming Party shall indemnify Chase, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

            SECTION 3.02. Setoff, etc. In addition to, and without limitation of, any rights of Chase and the Lenders under applicable law, if an Event of Default shall have occurred and be continuing, Chase, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Reaffirming Party against any of and all the obligations of any Reaffirming Party then existing under this Agreement or any other Loan Document held by Chase or such Lender, irrespective of whether or not Chase or such Lender shall have made any demand under this Agreement or such other

Loan Document. The rights of Chase and each Lender under this Section 3.02 are in addition to other rights and remedies (including other rights of setoff) which Chase or such Lender may have.

            SECTION 3.03. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Article IX of the Amended and Restated Credit Agreement; provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the Borrower under the Amended and Restated Credit Agreement.

            SECTION 3.04. Limitation of Liability. To the extent permitted by applicable law, each Reaffirming Party shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

            SECTION 3.05. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH REAFFIRMING PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT CHASE OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY REAFFIRMING PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            SECTION 3.06. Loan Document. This Agreement is a Loan Document executed pursuant to the Amended and Restated Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

            SECTION 3.07. Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            SECTION 3.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 3.09. WAIVER OF JURY TRIAL. EACH OF THE REAFFIRMING PARTIES AND CHASE BY ITS ACCEPTANCE HEREOF HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 3.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            SECTION 3.11. Amendment. This Agreement may be waived, modified or amended only be a written agreement executed by each of the parties hereto.

            SECTION 3.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 3.13. No Novation. After the Restatement Effective Date, all the obligations of the Borrower under the Original Credit Agreement shall become obligations under the Amended and Restated Credit Agreement, secured by the Collateral Documents as reaffirmed hereby. Neither this Agreement nor the execution, delivery or effectiveness of the Amended and Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Amended and Restated Credit Agreement or discharge or release the Lien or priority of the Collateral Assignment, the Pledge Agreement or the Security Agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement or the Amended and Restated Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower or any Guarantor or any Grantor or any Pledgor or any party to the Indemnity, Subrogation and Contribution Agreement or any party to the Collateral Assignment under any Collateral Document from any of its obligations and liabilities as a "Borrower", "Guarantor", "Grantor", "Pledgor", "party to the Indemnity, Subrogation and Contribution Agreement" or "party to the Collateral Assignment" under the Original Credit Agreement or the Collateral Documents. Each of the Original Credit Agreement and the Collateral Documents shall remain in full force and effect, until and except to any extent modified hereby or in connection herewith and therewith.

            IN WITNESS WHEREOF, each Reaffirming Party and Chase have caused this Agreement to be duly executed and delivered as of the date first above written.


                            SCG HOLDING CORPORATION,

                             by:
                                ---------------------------------
                                Name:
                                Title:


                            SEMICONDUCTOR COMPONENTS
                            INDUSTRIES, LLC,

                            by:
                                ---------------------------------
                                Name:
                                Title:


                           SCG (MALAYSIA SMP) HOLDING
                           CORPORATION,

                              by:
                                ---------------------------------
                                Name:
                                Title:


                           SCG (CZECH) HOLDING
                           CORPORATION,

                              by:
                                ---------------------------------
                                Name:
                                Title:


                           SCG (CHINA) HOLDING
                           CORPORATION,

                              by:
                                ---------------------------------
                                Name:
                                Title:

                           SCG INTERNATIONAL
                           DEVELOPMENT, LLC

                              by:
                                ---------------------------------
                                Name:
                                Title:


                          SEMICONDUCTOR COMPONENTS
                          INDUSTRIES PUERTO RICO, INC.,

                              by:
                                ---------------------------------
                                Name:
                                Title:


                           THE CHASE MANHATTAN BANK, as
                           Administrative Agent, Issuing Bank and
                           Collateral Agent,

                              by:
                                ---------------------------------
                                Name:
                                Title:

                                                                      Schedule I


                                   Guarantors

Name                                                             Address

                                                                     Schedule II


                                   Copyrights

                                                                    Schedule III


                                    Licenses

                                                                     Schedule IV


                                     Patents

                                                                      Schedule V


                                   Trademarks

                                                                        Annex II


                               Pledged Securities